                        PARTNERSHIP ADMISSION AGREEMENT

                                     dated

                               September 23, 1996
                                         --

                               TABLE OF CONTENTS

ARTICLE I

    PARTNERSHIP CONTRIBUTION.............................................     9
       1.1  CONTRIBUTION OF ASSETS AND ASSUMPTION OF LIABILITIES.........     9
       1.2  CONSIDERATION FOR PARTNERSHIP INTERESTS......................    10

ARTICLE II

    CLOSING..............................................................    11

ARTICLE III

    REPRESENTATIONS AND WARRANTIES OF JV AND THE STOCKHOLDERS............    12
       3.1  ORGANIZATION.................................................    12
       3.2  ORGANIZATIONAL DOCUMENTS, CHARTER, BY-LAWS AND MINUTES.......    12
       3.3  AUTHORITY....................................................    13
       3.4  NO VIOLATION.................................................    13
       3.5  APPROVALS....................................................    14
       3.6  FINANCIAL STATEMENTS.........................................    14
       3.7  NO ADVERSE CHANGE............................................    15
       3.8  SUBSIDIARIES.................................................    15
       3.9  TAXES........................................................    15
       3.10 INTERESTS OF STOCKHOLDERS....................................    16
       3.11 TITLE TO SECURITIES AND ASSETS; SUFFICIENCY OF ASSETS;
            PROPERTY                                                         17
       3.12 INSURANCE....................................................    18
       3.13 OTHER MATERIAL CONTRACTS.....................................    18
       3.14 BANK ACCOUNTS AND MONEY MARKET FUNDS.........................    19
       3.15 LITIGATION...................................................    19
       3.16 BROKERS AND FINDERS..........................................    19
       3.17 EMPLOYEE BENEFIT PLANS.......................................    19
       3.18 FILINGS, ETC.................................................    21
       3.19 INVESTMENT ADVISORY BUSINESS.................................    22
       3.20 DISCLOSURE...................................................    27
       3.21 INVESTMENT REPRESENTATIONS...................................    27

ARTICLE IV

    REPRESENTATIONS AND WARRANTIES OF NEIC.................................. 28
       4.1  ORGANIZATION AND LIMITED PARTNERSHIP AUTHORITY.................. 28
       4.2  CHARTER DOCUMENTS............................................... 28
       4.3  JVGP AND JVLP ORGANIZATION AND AUTHORITY........................ 29
       4.4  BINDING OBLIGATION.............................................. 29
       4.5  NO DEFAULTS OR CONFLICTS........................................ 29
       4.6  APPROVALS AND CONSENTS.......................................... 30
       4.7  NO ACTIONS; SUITS OR PROCEEDINGS................................ 30
       4.8  NO BROKER....................................................... 30
       4.9  LP UNITS........................................................ 30
       4.10 DISCLOSURE...................................................... 30
       4.11 TAXES........................................................... 31
       4.12 EXCHANGE ACT FILINGS............................................ 31
       4.13 NEIC FINANCIAL STATEMENTS....................................... 31
       4.14 NO ADVERSE CHANGE............................................... 32

ARTICLE V

     CONDUCT OF BUSINESS PRIOR TO THE CLOSING............................... 32
       5.1  CONDUCT PRIOR TO CLOSING........................................ 32
       5.2  SCHEDULES....................................................... 33

ARTICLE VI

    ADDITIONAL AGREEMENTS................................................... 34
       6.1  CONSENTS AND APPROVALS.......................................... 34
       6.2  SECTION 15(f)................................................... 35
       6.3  COMPLIANCE WITH SECURITIES LAWS................................. 36
       6.4  CURRENT INFORMATION............................................. 36
       6.5  ACCESS; INFORMATION............................................. 36
       6.6  NON-SOLICITATION................................................ 37
       6.7  QUALIFICATION OF THE FUNDS...................................... 37
       6.8  PRESS RELEASES, ETC............................................. 37
       6.9  POST-CLOSING OPERATIONS......................................... 37
       6.10 INSURANCE....................................................... 38
       6.11 UPDATED FINANCIAL STATEMENTS.................................... 39

       6.12  ADDITIONAL TAXES............................................... 39
       6.13  LIMITATION ON DISTRIBUTION OF PURCHASE PRICE LP UNITS TO
             STOCKHOLDERS................................................... 39

ARTICLE VII

    CONDITIONS.............................................................. 39
       7.1  CONDITIONS TO EACH PARTY'S OBLIGATIONS TO CONSUMMATE............ 39
       7.2  CONDITIONS PRECEDENT TO NEIC'S OBLIGATIONS...................... 41
       7.3  CONDITIONS PRECEDENT TO JV'S OBLIGATIONS........................ 42

ARTICLE VIII

    TERMINATION............................................................. 43
       8.1  TERMINATION..................................................... 43
       8.2  EFFECT OF TERMINATION AND ABANDONMENT........................... 44

ARTICLE IX

    INDEMNIFICATION......................................................... 44
       9.1  INDEMNIFICATION BY JV AND THE STOCKHOLDERS...................... 44
       9.2  INDEMNIFICATION BY NEIC......................................... 45
       9.3  CERTAIN LIMITATIONS ON INDEMNIFICATION.......................... 45
       9.4  TERMINATION RIGHTS.............................................. 46

ARTICLE X

    POST-CLOSING COVENANTS.................................................. 46
       10.1  FILING OF FORM ADV-W........................................... 46
       10.2  EMPLOYEE BENEFITS AND OTHER MATTERS............................ 46
       10.3  CONFIDENTIALITY AND NONCOMPETITION............................. 47
       10.4  RESTRUCTURING.................................................. 49

ARTICLE XI

    GENERAL PROVISIONS...................................................... 49

             11.1  SURVIVAL................................................. 49
             11.2  NOTICES.................................................. 49
             11.3  COUNTERPARTS............................................. 50
             11.4  GOVERNING LAW............................................ 50
             11.5  EXPENSES................................................. 51
             11.6  WAIVER; AMENDMENT........................................ 51
             11.7  ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES; ETC...... 51
             11.8  ASSIGNMENT............................................... 51
             11.9  INTERPRETATION........................................... 51
             11.10 FURTHER ASSURANCES....................................... 52
             11.11 CONSISTENT ACCOUNTING.................................... 52
             11.12 SEVERABILITY............................................. 52

                                    Exhibits
                                    --------

7.1(h)       JVLP Partnership Agreement
7.2(b)(i)    Form of Employment Agreement (Principal Stockholders)
7.2(b)(ii)   Form of Employment (Other Stockholders)
7.3(b)       Form of Bonus Compensation Plan
7.3(e)       Form of Registration Rights Agreement

                                    Schedules
                                    ---------

0.1A         Excluded Assets
0.1B         Assumed Liabilities
0.1C         Pro Forma Closing Balance Sheet
0.1D         Terminable Contracts
1.1(b)       Sufficient Capital
3.6(a)       Financials
3.6(b)       1996 Financials
3.7          Distributions
3.9          Tax Matters
3.9(h)       Tax Basis of Assets (to be delivered within 30 days)
3.10         Interests of Stockholders
3.11(a)      Liens
3.11(c)      Leases
3.11(d)      Intellectual Property
3.12         Insurance
3.13         Material Contracts
3.13(d)      Powers of Attorney
3.14         Bank Accounts and Money Market Funds
3.15         Litigation

3.17         Employee Benefit Plans
3.18         Licenses, Permits
3.19(a)      Funds
3.19(b)      Limitations on Fees under Investment Contracts
3.19(b)(i)   Client Relationships
3.19(b)(v)   12b-1 Plans
3.19(d)(i)   Qualifications of Adviser Representatives
3.19(d)(ii)  Inspection Reports
3.19(d)(v)(A)Investor Complaints
3.19(e)      Regulatory Compliance Deficiencies of the Funds
4.13         NEIC Financial Statements
5.1          Conduct Prior to Closing
7.2(b)       Required Employment Agreements
7.2(d)(ii)   Consents not Required

     This PARTNERSHIP ADMISSION AGREEMENT is dated as of the 23rd day of September, 1996 (this "Agreement"), by and among New England Investment
                       ---------
Companies, L.P., a Delaware limited partnership ("NEIC"), Jurika & Voyles, Inc.,
                                                  ----
a California corporation ("JV"), and the stockholders of JV listed on the
                           --
signature pages hereto (collectively, the "Stockholders").
                                           ------------

                                    RECITALS

     WHEREAS, JV serves as investment adviser to various investment companies, foundations, endowments, pension funds, individuals and others;

     WHEREAS, NEIC is a publicly traded limited partnership with limited partnership interests represented by LP Units ("LP Units") listed on the New
                                                --------
York Stock Exchange;

     WHEREAS, the parties desire that NEIC pay to JV a certain amount of cash, issue to JV a certain number of LP Units and assume from JV certain liabilities in exchange for the contribution by JV to NEIC of certain assets of JV;

     WHEREAS, NEIC is the sole limited partner, and J.V. Asset Management, Inc. ("JVGP"), a Delaware corporation, is the sole general partner, of J.V. Partners,
  ----
L.P. ("JVLP"), a Delaware limited partnership;
       ----

     WHEREAS, the parties understand and intend that at the Closing, NEIC, directly and indirectly through one or more of its subsidiaries, shall contribute to JVLP the assets acquired by NEIC from JV hereunder, subject to the assumption by JVLP of certain liabilities assumed by NEIC from JV.

     NOW, THEREFORE, in consideration of and premised upon the various representations, warranties, covenants and other agreements and undertakings of NEIC, JV and the Stockholders contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, NEIC, JV and the Stockholders agree as follows:


                                  DEFINITIONS

     For the purposes of this Agreement, the following terms shall have the meanings set forth below:

     "Assets" of any Person means all of such Person's business, assets, security deposits and prepaid items, goodwill and rights of every kind and description, tangible and intangible, wherever located, including, without limitation, all of such Person's right, title and interest in, to and under the following properties and assets:

     (a) machinery, parts, tools, equipment, supplies, vehicles, furniture, furnishings, fixtures and other tangible properties (including artwork);

     (b)  cash, cash equivalents, accounts receivable, and notes receivable;

     (c) leasehold interests and leasehold improvements arising under or relating to all leases, contracts, agreements and commitments, and all claims and rights of the Person arising under or relating to all such leases, contracts, agreements and commitments;

     (d)   trade secrets and processes and proprietary properties;

     (e) trade names, trademarks, servicemarks, trademark applications and servicemark applications;

     (f) customer lists, customer records, supplier lists, mailing lists and other customer or marketing information;

     (g)  the Person's rights to the use of its name and any variations thereof;

     (h) the Person's interest in all other proprietary names, formulations, copyrights and slogans;

     (i) the originals or, if not available, copies thereof, of contracts, leases, files, records, plans, notebooks, production data, books and other data;

     (j) all of such Person's rights, title and interest in computer software, computer hardware and information systems, including copies of all existing documentation and existing source codes with respect to such software;

     (k) sales and promotional materials, catalogues and advertising literature;

     (l) license agreements, distribution agreements, sales representative agreements and other agency agreements, service agreements, supplier agreements, franchise agreements and technical service agreements, software support agreements, permits, licenses, registrations and operating rights;

     (m) in the case of any Person that is an investment adviser, such Person's rights and interests in or under Investment Contracts and other contracts between such Person and its clients and customers;

     (n) other leases (including any equipment leases or any subleases in which such Person is sublessor), contracts, purchase orders, purchase contracts, agreements and commitments;

     (o) books and records, and information electronically stored or otherwise recorded;

     (p) payments made to such Person prior to the Closing Date in respect of obligations or services to be performed by such Person on or after the Closing Date;

     (q)   prepaid expenses as of the Closing Date;

     (r)   any securities owned by such Person and issued by any other Person;
and

     (s) all Employee Benefit Plan assets, which shall mean in the case of JV all Employee Benefit Plan assets reflected in the JV Financial Statements (as defined in Section 3.6(b)), to the extent transferred by JV to NEIC;
           --------------

     provided, however, that, with respect to the transfer by JV to NEIC contemplated by Section 1.1(a), the term Assets shall exclude: (1) all cash,
                --------------
cash equivalents and accounts receivable in excess of the Minimum Cash/Capital Requirement; (2) the corporate minute books, stock transfer books and other corporate records of JV, and (3) those assets identified on Schedule 0.1A
                                                            -------------
hereto.

     "Assumed Liabilities" means (a) JV's obligations and liabilities, that are reflected as liabilities in the most recent balance sheet of the 1996 Financials (as defined in Section 3.6(b)), (b) other liabilities that are expensed and not
               --------------
accrued in the ordinary course of business, (c) those obligations and liabilities set forth on Schedule 0.1B hereto, (d) the Consulting Agreement, and
                         -------------
(e) any other obligations approved in writing by NEIC prior to the Closing; provided, however, that in no event shall the term "Assumed Liabilities"
- --------  -------                                   -------------------
 include any liabilities described in clauses (i) through (viii) of the definition of "Excluded Liabilities."
               --------------------

     "Bonus Compensation Plan" has the meaning set forth in Section 7.3(b).

     "Client" means any client to which JV provides investment management, investment advisory, administration or consulting services.

     "Closing" has the meaning set forth in Section 2.1 hereof.
                                            -----------

     "Closing Balance Sheet" means the balance sheet of JV as of the Closing Date reflecting the assets and liabilities to be transferred by JV to NEIC. The Closing Balance Sheet shall be prepared on a basis consistent with the balance sheet as of December 31, 1995 contained in Schedule 3.6(a) and Schedule 0.1C.
                                           ---------------     -------------
At least five business days prior to the Closing, JV shall have delivered a preliminary draft of the Closing Balance Sheet reasonably satisfactory to NEIC. A final Closing Balance Sheet shall be delivered within 10 days following the Closing Date and shall be prepared consistently with the preliminary draft. NEIC and JV shall resolve any objections with respect to the Closing Balance Sheet within 20 days following delivery of the Closing Balance Sheet. Should NEIC and JV fail to resolve all objections to the Closing Balance Sheet, then the matter shall be referred to a nationally recognized independent public accounting firm reasonably acceptable to NEIC and JV (and whose costs shall be borne and paid equally by NEIC and JV), whose determination shall be conclusive. The final Closing Balance Sheet after resolution of all disputed matters shall be the Closing Balance Sheet.

     "Closing Date" has the meaning set forth in Section 2.1 hereof.
                                                 -----------

     "Closing Price" shall mean the closing price for an LP Unit on the New York Stock Exchange.

     "Closing Revenue Percentage" means the percentage obtained by dividing Closing Run Rate Revenue by Initial Run Rate Revenue.

     "Closing Run Rate Revenue" means as of the Closing Date, JV's gross advisory fee revenue calculated as follows:

          (i) for each Non-Fund Investment Contract in effect on September 30, 1996, that remains in effect at the Closing and for which JV or JVLP has not been notified that the Client party to such Non-Fund Investment Contract or the sponsor of the wrap fee program related to such Non-Fund Investment Contract intends to discontinue its relationship with JVLP following the Closing, the Original Revenue Figure for such Non-Fund Investment Contract; provided, however, that such amount shall be (a) reduced by any withdrawals (including withdrawals of all amounts under such Non-Fund Investment Contract) by an amount equal to the product of the Original Revenue Figure and a fraction the numerator of which is the asset value of the withdrawn assets at the date of withdrawal and the denominator of which is the asset value of all assets under such Non-Fund Investment Contract on the date of withdrawal, and (b) increased by any additions under such Non-Fund Investment Contract as if such additions were new Non-Fund Investment Contracts under (ii) below; and

          (ii) for each new Non-Fund Investment Contract entered into by JV since September 30, 1996, or the date this Agreement is entered into, if earlier, that remains in effect at the Closing, the gross advisory fee revenue amount as of the date of actual funding under such Non-Fund Investment Contract calculated using the methodology used to calculate Initial Run Rate Revenue.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Consulting Agreement" means the Consulting Agreement dated as of August 28, 1995 between Richard Morrison and JV.

     "Deferred Payment Amount" has the meaning set forth in Section 1.2(b).

     "Employee Benefit Plan" with respect to any Person means each:

          (a) pension, retirement, supplemental or excess retirement deferred compensation, savings or other similar plans or arrangements (including but not limited to any "employee pension benefit plan" within the meaning of
     Section 3(2) of ERISA) of such Person, each as in effect on the date hereof; or

          (b) employment or consulting agreements, severance (including changes of control or golden parachute agreements or arrangements), bonus, profit-sharing, incentive, deferred compensation, supplemental or excess retirement, life insurance, health, vacation, tuition assistance or reimbursement, legal services, salary continuation, travel or accident insurance or benefits, disability insurance or benefits or unemployment benefits or other plans, policies, contracts or arrangements (including any "employee welfare benefit plan" within the meaning of Section 3(l) of ERISA) of such Person, each as in effect on the date hereof;

whether or not reduced to writing which provides, or is intended to provide, benefits or perquisites to or in respect of one or more of the present or former employees, officers, directors or stockholders of such Person or the dependents, spouses or other beneficiaries of any of the foregoing.

     "Employment Agreements" has the meaning set forth in Section 7.2(b) hereof.
                                                          --------------

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange" means the New York Stock Exchange.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Excluded Liabilities" means all liabilities, contingent or otherwise, of JV related to (i) loans to JV from existing or former stockholders, employees, directors, officers or affiliates of JV; (ii) fees, indemnities or other liabilities or obligations in connection with the arrangements described in
Section 3.16; (iii) any liabilities for any costs to be borne by JV pursuant to
- ------------
Section 11.5; (iv) any liabilities of JV or any Stockholder in respect of Taxes,
- ------------
liability for
which attaches either before or after the Closing, including Taxes the incidence of which are triggered by the transactions contemplated hereby; (v) any liabilities not reflected on the balance sheet of JV delivered at Closing other than Assumed Liabilities; (vi) any liabilities of or relating to former or existing stockholders of JV, including but not limited to liabilities of the type described in (i), (iv) and (v) hereof; (vii) liabilities of JV or the Stockholders as a result of this Agreement, the Related Agreements or the transactions contemplated hereby and thereby; (viii) consulting agreements with existing or former stockholders or employees (other than the Consulting Agreement), and (ix) those further liabilities, contingent or otherwise, of JV which are not Assumed Liabilities.

     "First Quarter-End Date" means the last day of NEIC's fiscal quarter in which the Closing occurs.

     "Form ADV" means the filing on Form ADV required to be made under the Investment Advisers Act with the SEC in connection with the registration of the filing party as an investment adviser under the Investment Advisers Act.

     "Form ADV-W" means the filing on Form ADV-W required to be made under the Investment Advisers Act with the SEC in connection with the withdrawal from registration as an investment adviser under the Investment Advisers Act.

     "Form 10-K" has the meaning set forth in Section 4.12.

     "Form 10-Q" has the meaning set forth in Section 4.12.

     "Fund" means each registered Investment Company for which JV acts as investment advisor or sub-advisor or in the case of such Investment Company that has multiple series of shares, Fund shall mean either such Investment Company or a series of such Investment Company as the context may require.

     "Fund Contract" means each Investment Contract with any Fund.

     "Fund Distribution Expenses" means amounts paid to broker-dealers as a result of the sale of shares of a Fund which are calculated based on the price of the shares sold.

     "GAAP" means United States generally accepted accounting principles applied on a consistent basis.

     "HSR Act" has the meaning set forth in Section 6.1(d).

     "Initial Run Rate Revenue" means as of September 30, 1996, the amount of JV's gross advisory fee revenue that would be earned during the 12 months following that date under JV's Non-Fund Investment Contracts assuming that such Non-Fund Investment Contracts remain in force and that both assets under management and fee rates under the Non-Fund

Investment Contracts during such 12-month period remained unchanged from the date as of which Run Rate Revenue is being measured.

     "Investment Advisers Act" means the Investment Advisers Act of 1940, as amended.

     "Investment Company" shall have the meaning provided in the Investment Company Act, provided that for purposes of this Agreement the term Investment Company shall include persons that would be an investment company, as defined in that Act, but for the exemption contained in Section 3(c)(1), the final clause of Section 3(c)(3) or Section 3(c)(11) of the Investment Company Act.

     "Investment Company Act" means the Investment Company Act of 1940, as amended.

     "Investment Contracts" means the contracts between JV and the clients of JV relating to the provision by JV of investment advisory, asset management, consulting or administrative services, including contracts or agreements of the sponsor or of JV with those Persons who are clients under the wrap-fee programs in which JV participates.

     "JV's Designee" shall mean any Person or Persons whom JV may designate to receive the Purchase Price LP Units hereunder; provided, however, that such
                                               --------  -------
Person shall be either a Stockholder or a Person to whom NEIC shall have consented in writing and who has satisfied clause (C) of the definition of Permitted Transferee; and provided further that any transfer of Purchase Price
                          -------- -------
LP Units to JV's Designee shall be treated as a transfer of such units to JV followed by a transfer by JV of the units to JV's Designee.

     "JVLP Partnership Agreement" shall have the meaning set forth in Section 7.1(h).

     "Knowledge of JV," "NEIC's Knowledge" and any similar phrases shall mean best knowledge (after due inquiry of persons who, by virtue of their positions, could reasonably be expected to have such knowledge of the subject matter and after due investigation of reasonably available corporate records) of the executive officers of NEIC in the case of NEIC and of the Principal Stockholders and executive officers of JV in the case of JV.

     "Lien" means any agreement, restriction, pledge, lien, option, security interest, mortgage, claim, charge or other encumbrance of any kind whatsoever.

     "Material Adverse Effect" means, with respect to a Person, a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects (in the case of prospects, not taking into account general economic and securities market conditions or general industry developments) of such Person.

     "Minimum Cash/Capital Requirement" means that the sum of cash, cash equivalents and accounts receivable shown on the Closing Balance Sheet minus
                                                                       -----
current liabilities and unearned income on such Closing Balance Sheet is equal to or greater than $50,000 and creates positive net worth equal to or greater than $963,000, provided, however,
                                                              --------  -------
that in the event the obligations arising under the Consulting Agreement are included in Assumed Liabilities, the two amounts set forth above shall each be increased by an amount equal to the sum of the remaining payments due under the Consulting Agreement.

     "New Fund Agreement" has the meaning set forth in Section 6.1(b).

     "Non-Fund Investment Contract" means each Investment Contract other than a Fund Contract.

     "Non-Recurring Revenue" means (i) all advisory fees and other advisory-related revenue that are non-recurring in character; including (A) the excess of total cumulative fees earned and paid since the Closing Date which are contingent on exceeding pre-established performance targets ("Performance Fees") over the lesser of $5 million or the cumulative total of such Performance Fees divided by three, (B) termination fees for terminated Investment Contracts and
(C) proceeds from the sale or other disposition of Investment Contracts or other assets owned directly by JVLP, and (ii) all nonadvisory revenues.

     "Original Revenue Figure" means for each Non-Fund Investment Contract, the amount of Initial Run Rate Revenue attributable to such Non-Fund Investment Contract.

     "Permitted Transferee" means any Person to whom LP Units issued to JV hereunder are transferred and who either (A) is a Stockholder, (B) has delivered to NEIC a certificate containing representations by such Person substantially identical to those representations contained in Sections 3.21(a) and (c) and
                                                ----------------      ---
such other documentation to demonstrate to NEIC's reasonable satisfaction that the transfer is exempt from registration under the Securities Act or (C) has purchased such LP Units pursuant to a sale in compliance with Rule 144 under the Securities Act or pursuant to a registered offering.

     "Person" means any individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

     "Post-Closing Cumulative Revenue" means as of any date, the aggregate amount of Partnership Revenues (as such term is defined in the JVLP Partnership Agreement) from and after the Closing Date through and including such date; provided, however, that Post-Closing Cumulative Revenue shall exclude (i)
- --------  -------
interest income and (ii) Non-Recurring Revenue.

     "Principal Stockholders" shall mean each individual stockholder owning of record and beneficially seven percent (7%) or more of the issued and outstanding capital stock of JV.

     "Related Agreements" means any agreement, instrument or certificate executed by NEIC, JV or any Stockholder in connection with this Agreement, including: (i) the Employment Agreements (as defined in Section 7.2(b) hereof)
                                                         --------------
and (ii) the Registration Rights Agreement between NEIC and JV.

     "Retail Client" means a Client under a wrap-fee program in which JV participates, and does not include the sponsor of such wrap-fee program.

     "Securities Act" means the Securities Act of 1933, as amended.

     "SEC" means the Securities and Exchange Commission.

     "Short Term Investment Rate" means the interest rate at which NEIC from time to time can invest its funds on a short term basis.

     "Stockholders" has the meaning set forth in the recitals hereof.

     "Taxes" means all federal, state, county, local, foreign and other taxes (including, without limitation, income, gross income, profits, premium, estimated, excise, sales, services, use, occupancy, gross receipts, franchise, license, ad valorem, severance, capital levy, production, stamp, transfer, withholding, employment, unemployment, social security, payroll and property taxes, customs duties and other governmental charges and assessments), together with any interest, additions to tax or penalties.

     "Tax Returns" means all returns, amended returns, declarations, reports, estimates, information returns and statements required or permitted to be filed in respect of Taxes.

     "Terminable Contracts" means those contracts of JV (other than Investment Contracts) which, by their terms or under applicable law, would, or would be required to, terminate as a result of the consummation of the transactions contemplated by this Agreement unless the parties' consent to the transfer of such contract is obtained, such Terminable Contracts being listed on
Schedule 0.1D.
- -------------

     "Trading Day" means a day during which the Exchange is open for business.


                                 ARTICLE I

                            PARTNERSHIP CONTRIBUTION

     1.1 CONTRIBUTION OF ASSETS AND ASSUMPTION OF LIABILITIES. At the Closing and upon the terms and conditions set forth herein, the following events shall occur:

     (a) JV shall contribute its Assets to NEIC free and clear of any Lien other than those identified in Section 3.11(a), and NEIC shall assume and become
                               ---------------
responsible for the Assumed Liabilities, but in no event including the Excluded Liabilities. JV shall continue to be responsible for the Excluded Liabilities.

     (b) To the extent required to meet the Minimum Cash/Capital Requirement if not satisfied by the Assets of JV contributed pursuant to Section 1.1(a) above,
                                                          --------------
JV shall provide NEIC for the benefit of JVLP at Closing with cash, cash equivalents and accounts receivable equal to such additional required amount, if any. JV shall also ensure that its Assets contributed at the Closing include sufficient cash, cash equivalents or other eligible capital to meet all investment advisor and other regulatory capital requirements applicable to JV and/or JVLP, as the case may be, and to produce positive net worth at JVLP required to meet the Minimum Cash/Capital Requirement, as described in
Schedule 1.1(b). If necessary, JV may loan or arrange for a loan to JVLP of
- ---------------
funds in a sufficient amount to satisfy the Minimum Cash/Capital Requirement at the Closing.

     (c)  Immediately upon completion of the events described in Sections 1.1(a)
                                                                 ---------------
and 1.1(b), NEIC shall contribute, directly or indirectly, to JVLP all of the
- ----------
Assets of JV, subject to the assumption by JVLP of the Assumed Liabilities (but in no event shall such obligations include the Excluded Liabilities).

     1.2  CONSIDERATION FOR PARTNERSHIP INTERESTS.

     (a) At the Closing and upon the terms and conditions set forth herein, in exchange for the Assets of JV, NEIC shall assume the Assumed Liabilities (but not the Excluded Liabilities) and shall deliver or cause to be delivered to JV the aggregate purchase price (the "Purchase Price") which shall be (i) 2,260,900
                                   --------------
newly issued LP Units (the "Purchase Price LP Units") and (ii) $43 million
                            -----------------------
payable in cash (the "Cash Consideration").
                      ------------------

     (b) As of the end of the first calendar quarter following the Closing in which Post-Closing Cumulative Revenue exceeds $100 million and as of the end of each calendar quarter thereafter until and including the quarter ending December 31, 1999, an amount payable to JV shall accrue (the "Deferred Payment Amount")
                                                     -----------------------
equal to the product of (i) 0.6 and (ii) (x) for the first such calendar
                                ---
quarter, an amount equal to the excess of Post-Closing Cumulative Revenue on the last day of such quarter over $100 million, (y) for each subsequent calendar quarter except the quarter ending December 31, 1999, an amount equal to the excess of Post-Closing Cumulative Revenue on the last day of such quarter over Post-Closing Cumulative Revenue on the last day of the immediately preceding quarter and (z) for the calendar quarter ending December 31, 1999, an amount equal to the excess of Post-Closing Cumulative Revenue on the third anniversary of the Closing Date over Post-Closing Cumulative Revenue on the last day of the immediately preceding quarter. Such Deferred Payment Amount shall be payable to JV (i) 50% in cash within 45 days of the end of the calendar quarter in which it accrues (such amount to bear interest at NEIC's Short-Term Investment Rate from the end of the applicable calendar quarter until payment) and (ii) 50% in LP Units (with the number of LP Units payable in respect of a calendar quarter equal to 50% of the Deferred Payment Amount that accrued during such quarter divided by the average Closing Price of LP Units for the last ten Trading Days
- ------- --
of the quarter) no more than 45 days following the end of the calendar quarter (but for purposes of distributions with effect as of the first day following the end of the calendar quarter) (y) in which falls the third anniversary of the Closing Date or (z) during which Post-Closing Cumulative Revenue exceeds $125 million, whichever is earlier. Notwithstanding anything to the contrary contained in this Section 1.2(b), the total amount payable by NEIC as the
                  --------------
Deferred Payment Amount shall not exceed $15 million.

     (c)  LP UNITS.  Except as otherwise described in this Section 1.2(c) and
                                                           --------------
except as to restrictions on transferability set forth in Section 3.21(c), the
                                                          ---------------
rights of a holder with respect to each LP Unit issued hereunder as to distributions from NEIC will (subject to the proviso which follows) be identical to the rights of holders of LP Units listed on the Exchange; provided, however,
                                                             --------  -------
that distributions made to holders of any of the Purchase Price LP Units that are holders of record on the First Quarter-End Date shall equal on a per LP Unit basis the distributions made in respect of each LP Unit listed on the Exchange multiplied by a fraction the numerator of which is equal to the number of days between the Closing Date and the First Quarter-End Date and the denominator of which is equal to the number of days in the calendar quarter in which the Closing Date falls. Each of JV and the Stockholders waives any right to receive any quarterly distribution in respect of LP Units for which the record date is the First Quarter-End Date except as set forth in this Section 1.2(c).
                                                       --------------
Following the payment of the first distribution after the First Quarter-End Date, NEIC will treat the LP Units issued hereunder as possessing the same book capital accounts (on a per LP Unit basis) and as entitled to the same distributions (including distributions in complete liquidation of NEIC) as LP Units traded on the Exchange and will, to the extent permitted by applicable law, treat each LP Unit issued hereunder as fungible with LP Units listed on the Exchange following the sale of such LP Unit in a public market, and NEIC may adopt such conventions as are necessary or desirable to obtain the foregoing results.


                                  ARTICLE II

                                    CLOSING

     2.1 The closing of the transactions contemplated by this Agreement (the "Closing") will take place at 8:00 a.m. on January 3, 1997, but effective for
- --------
all purposes as of January 1, 1997, at the offices of Ropes & Gray, One International Place, Boston, Massachusetts, or at such other time and place as the parties hereto may mutually agree (the "Closing Date").
                                            ------------
At the Closing, the following shall occur (and shall be deemed to occur in immediate succession):

     (a) JV shall deliver to NEIC any contribution, assignment and other instruments relating to the contribution of the Assets of JV to NEIC as NEIC and its counsel may reasonably request in order to effect such contribution;

     (b) JV shall deliver to NEIC the amount, if any, required to satisfy the Minimum Cash/Capital Requirement, such amount to be paid to NEIC in such manner as NEIC may reasonably request;

     (c) NEIC shall deliver to JV (i) a certificate representing the Purchase Price LP Units and any other instruments as JV and its counsel may reasonably request in order to effect the admission of JV to NEIC as a limited partner and
(ii) the Cash Consideration, such amount to be paid to JV in such manner as JV may reasonably request;

     (d) NEIC shall deliver to JV any contribution, assignment and other instruments as JV and its counsel may reasonably request in order to evidence the contribution by NEIC, directly and indirectly through one or more of its subsidiaries, to JVLP of (i) the Assets of JV and (ii) any additional amount contributed to NEIC by JV to satisfy the Minimum Cash/Capital Requirement;

     (e) NEIC shall deliver to JV such instruments as JV and its counsel reasonably request to effect the assumption by NEIC and JVLP of the Assumed Liabilities as provided in Section 1.1(a); and
                           --------------

     (f) JV and the Stockholders shall deliver to NEIC, and NEIC shall deliver to JV and the Stockholders, the various certificates, instruments and documents referred to in Article VII.

                                 ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF JV AND THE STOCKHOLDERS

     JV and the Stockholders, whose liability hereunder shall be several only and not joint, and proportionate to ownership of stock of JV on the date hereof, hereby make the representations and warranties set forth below in this Article III to NEIC.

     3.1 ORGANIZATION. JV is a California corporation, duly organized, validly existing and in good standing under the laws of the State of California, with full power and authority to own or lease and use its properties and assets, to carry on its business as such business is now conducted, to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. JV possesses all material licenses, franchises, permits and other rights necessary to conduct its business as such business is now or proposed to be conducted. On the date of the Agreement, JV is duly qualified to do business as a foreign corporation under the laws of the States of Florida and Pennsylvania and is not by reason of the nature of its business or the ownership or leasing of its properties required to be qualified to do business in any other jurisdiction.

     3.2 ORGANIZATIONAL DOCUMENTS, CHARTER, BY-LAWS AND MINUTES. The copy of the articles of incorporation of JV, as certified by the Secretary of State of

California, the by-laws of JV, as certified by its secretary, and the minutes of meetings of the board of directors and stockholders of JV (or consents in lieu thereof) furnished or made available to NEIC by JV on or prior to Closing, are true, correct and complete and conform to the originals thereof, and there will have been no subsequent amendments or other modifications (other than amendments and modifications to which NEIC has consented) of such documents before the Closing Date, except for minutes of meetings of board of directors or stockholders of JV (or consents in lieu thereof) held after the date hereof and on or before the Closing Date, true, correct and complete copies of which shall have been furnished to NEIC before the Closing Date.

     3.3  AUTHORITY.

     (a) JV has full right, power and authority to execute, deliver and perform this Agreement and the Related Agreements to which it is a party, and all proper actions of the Stockholders and the board of directors of JV authorizing the execution, delivery and performance hereof and thereof having been taken. This Agreement has been duly executed and delivered by JV and, assuming this Agreement constitutes the valid and binding agreement of each other party hereto, constitutes, and the Related Agreements to which it will be a party when executed and delivered will be duly executed and delivered and will constitute, valid and legally binding obligations of JV enforceable against JV in accordance with their respective terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally and general principles of equity, regardless of whether applied in proceedings at law or in equity. There are no proceedings or actions pending or contemplated to dissolve JV.

     (b) The Stockholders have full power and authority to execute and deliver this Agreement and each Related Agreement to which they are parties, and to perform their obligations thereunder. When executed and delivered by each such party, this Agreement and each Related Agreement shall have been duly and validly approved by all necessary action of each such party, and will constitute valid and legally binding obligations of each such Stockholder, enforceable in accordance with its terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally and general principles of equity, regardless of whether applied in proceedings at law or in equity.

     3.4  NO VIOLATION.

     (a) Neither the execution and delivery by JV of this Agreement or of any Related Agreement to which JV may be a party, nor consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof will conflict with or violate any provision of the articles of incorporation or by-laws of JV, or result in a violation or default in any provision of any law, regulation, order, writ, injunction or decree of any court or governmental agency or authority or of any agreement or instrument to which JV is a party or by which it is bound or to which JV is subject, or constitute a default thereunder or result in the creation or imposition of any Lien upon the Assets of JV pursuant to the terms of any such agreement or instrument (except as disclosed in or contemplated by this Agreement), assuming that all of the consents contemplated by Section 6.1
                                                                   -----------
have been received and provided that the actions contemplated by Article VII are
                                                                 -----------
taken.

     (b) Neither the execution and delivery by any Stockholder of this Agreement or any Related Agreement, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof will conflict with or violate any provision of law, or result in a violation or default in any provision of any regulation, order, writ, injunction or decree of any court or governmental agency or authority or of any agreement or instrument by which any such party is bound or to which any such party is subject, or constitute a default thereunder assuming that all of the consents contemplated by Section 6.1 have been received and provided and
                             -----------
that the actions contemplated by Article VII are taken.
                                 -----------

     3.5 APPROVALS. No approval, authorization, order, license or consent of or registration, qualification or filing with any governmental authority and no approval or consent by any other person or entity is required in connection with the execution, delivery or performance by JV or the Stockholders, as the case may be, of this Agreement and the Related Agreements, other than as contemplated by Article VII.
   -----------

     3.6  FINANCIAL STATEMENTS.

     (a) JV has delivered to NEIC the audited balance sheet of JV as of the close of each of its fiscal years ended December 31, 1995, 1994 and 1993, together with the related statements of income, cash flows and changes in stockholders' equity for the fiscal years then ended, accompanied by a report of independent auditors, all of which financial statements (including the notes thereto) for such period are collectively called the "Financials" and are
                                                      ----------
attached hereto as Schedule 3.6(a).
                   ---------------

     (b) JV will deliver or cause to be delivered to NEIC prior to the Closing an unaudited balance sheet as of the last day (the "Balance Sheet Date") of the
                                                    ------------------
month immediately preceding the month in which the Closing Date occurs (or, if the Closing occurs within the first ten days of a calendar month, the last day of the second month preceding the date on which the Closing Date occurs), together with unaudited statements of income and cash flows and changes in stockholders' equity of JV for the post-December 31, 1995 period ending on the Balance Sheet Date, certified by the principal financial and accounting officer of JV, which balance sheet and financial statements (including the notes thereto) are referred to collectively as the "1996 Financials" and are or prior
                                              ---------------
to the Closing attached hereto as Schedule 3.6(b). The Financials and the 1996
                                  ---------------
Financials are herein sometimes collectively referred to as the "JV Financial
                                                                 ------------
Statements".
- ----------

     (c) The JV Financial Statements, when delivered in accordance with this Agreement, will fairly present the financial position and results of operations of JV on the dates thereof and for the fiscal periods then ended, in accordance with GAAP (except as otherwise noted in the schedules hereto) which, except as may otherwise be noted in the footnotes thereto, shall have been applied on a basis consistent with prior periods. The JV Financial Statements reflect or provide for claims against and debts and liabilities of JV, absolute, accrued, contingent or otherwise, as at the dates thereof in accordance with GAAP.

     3.7 NO ADVERSE CHANGE. Since December 31, 1995, (a) there has been no material adverse change in the business, financial condition, results of operations or prospects (in the case of prospects, not taking into account general economic and securities market conditions or general industry developments) of JV; (b) there have been no distributions paid or declared to JV's shareholders except as reflected in the JV Financial Statements or disclosed to NEIC in Schedule 3.7; (c) JV has not issued or sold any interest,
                     ------------
option, note or other security; and (d) the physical properties owned or leased by JV have not suffered any destruction or damage, regardless of whether or not the loss suffered was insured, that could, individually or in the aggregate, have a Material Adverse Effect.

     3.8 SUBSIDIARIES. JV has no subsidiaries. JV does not own directly or indirectly, except solely for investment purposes, any of the capital stock of or any other equity interest in any corporation, association, trust or similar entity, any interest in the equity of any partnership, limited liability company or similar entity, any share in any joint venture, or any other equity or proprietary interest in any entity or enterprise, however organized and however such interest may be denominated or evidenced. Except as contemplated by the Agreement or solely for investment purposes, JV does not own, directly or indirectly, any rights, options, subscriptions, warrants or other agreements of any kind to purchase or otherwise to receive or be issued any shares of such capital stock or any other equity interests, or securities or obligations of any kind convertible into shares of such capital stock or equity interests.

     3.9  TAXES.

     (a) All Tax Returns required by applicable law to be filed by JV through the date hereof have been timely filed, or requests for extensions have been timely filed, granted, and have not yet expired. Each of the Tax Returns filed by JV correctly and accurately reflects the amount of Tax liability and any other material information required to be set forth on such Tax Return, and, in all other cases, correctly and accurately reflects JV's income, gains, losses, deductions and credits for the relevant fiscal year (or other period) and any other material information required to be set forth on such Tax Return. All Taxes shown as due on filed Tax Returns, or to be shown on Tax Returns that have been extended but not yet filed, have been paid. In the case of Taxes required to be paid directly by JV for any period ending on or prior to the date hereof for which no Tax Return is yet due, all such Taxes have been adequately reserved for on JV's books. Except with respect to those matters set forth on
Schedule 3.9 attached hereto, no audit examination of any Tax Return of JV is in
- ------------
progress and neither

JV nor any Stockholder has been notified by any Tax authority that any such audit examination is contemplated. Except with respect to those matters set forth on Schedule 3.9 attached hereto, there is no Tax deficiency or claim for
         ------------
additional Taxes or interest thereon or penalties in connection therewith asserted, or which may be asserted, against JV with respect to periods prior to the date hereof. The Tax Returns filed by JV to date have not been audited. No claim has ever been made by an authority in a jurisdiction where JV does not file reports or returns that JV is or may be subject to taxation by that jurisdiction which has not yet been resolved, or if resolved and any amount was determined to be payable, in respect of which such amount has not yet been paid. There are no liens on any of assets of JV that arose in connection with any failure to pay Taxes. JV has not entered into a closing agreement with state or federal tax authorities or tax sharing agreement. JV has not agreed to, and is not required to, make any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

     (b) JV has not executed an extension or waiver, that is currently in effect, of any statute of limitations in respect of the assessment or collection of any Tax due or in respect of any adjustment to any Tax Return.

     (c) Adequate provision for any Taxes of JV, due or to become due, in respect of its assets, properties, businesses and operations (i) for any period or periods through and including December 31, 1995, has been made and is reflected in the Financials, and (ii) for any subsequent periods ending on or prior to the date hereof and for that portion of any period ending after the Closing Date that falls before the Closing Date, has been made (or in respect of the portion of the period occurring after the date hereof, will be made) and is set forth on Schedule 3.9 and will be reflected on the 1996 Financials.
             ------------

     (d)  Deferred Taxes of JV have been provided for in accordance with GAAP.

     (e) The sole Industry SIC Code for JV's business is 6282 (Investment Advice) and this is the proper SIC Code for all current and past activities of JV.

     (f) JV has for taxable years beginning after December 31, 1992 been properly taxed as an S corporation under Subchapter S of the Code; for all taxable years prior to 1993 it was treated for federal income tax purposes as a C corporation under Subchapter C of the Code.

     (g) The difference in federal income tax basis and GAAP basis in the Assets of JV does not exceed $1,000,000.

     (h)  Schedule 3.9(h) (which shall be delivered within 30 days of the date
          ---------------
of this Agreement) will correctly identify the tax basis of each asset owned by JV as of September 30, 1996.

     3.10 INTERESTS OF STOCKHOLDERS. Except as provided for in this Agreement or set forth on Schedule 3.10 and except for normal advances for business
                -------------
expenses incurred in the ordinary course of business, no current or former officer, director or stockholder of JV nor any affiliate of the foregoing parties, (i) has any loan (except participant loans under JV Benefit Plans as permitted by applicable law) or other obligation outstanding to or from JV, or for which JV is or may be liable under a guaranty or otherwise, or (ii) as to current officers, directors and stockholders and their respective affiliates only, has any material interest in any firm, person or entity with which JV has entered into any contract or lease, or with which JV does business and which would influence that person in doing business with JV.

     3.11  TITLE TO SECURITIES AND ASSETS; SUFFICIENCY OF ASSETS; PROPERTY.

     (a) At the Closing, JV shall have good and sufficient title to, or valid and subsisting leasehold interests in, all of the Assets of JV, including the Assets reflected in the JV Financial Statements and Assets acquired by JV since the respective dates of the JV Financial Statements, except such Assets as have been disposed of in the ordinary course of the business consistent with past practice, free and clear of any Liens, except for (i) such minor imperfections of title, or insignificant Liens, as do not, individually or in the aggregate, materially detract from the values of such Assets, or materially interfere with the present uses thereof, (ii) such Liens arising by operation of law, and (iii) the Liens listed on Schedule 3.11(a) hereto.
                    ----------------

     (b) JV's Assets shall include sufficient cash, cash equivalents and accounts receivable to satisfy JV's Minimum Cash/Capital Requirement. JV's Assets shall include all the assets necessary to conduct its business in the same manner conducted by JV prior to the Closing Date.

     (c) All of JV's personal property has been properly maintained is in good order and repair and is operable and fit to be used for its intended purposes in all material respects. JV owns no real estate. Except as set forth in Schedule
                                                                        --------
3.11(c), JV holds its leased real and personal properties that are material to
- -------
the operation of its business under valid and binding leases, each such lease is effective in accordance with its respective terms, and there is not under any such lease any existing material default or event which with notice or lapse of time or both would become a material default.

     (d)  Schedule 3.11(d) sets forth all trademarks, trade names, service marks
          ---------------
and copyrights (whether or not such trademarks, trade names, service marks and copyrights are registered), and all pending applications therefor, owned by JV or in which JV has any interest, which are material to its business. JV has, and after consummation of the transactions contemplated hereby, JVLP will have, or have the right to use, free and clear of any claims of others, all franchises, permits, licenses, trademarks, service marks (whether registered or unregistered), trademark applications, service mark applications, trade names, copyrights, trade secrets, designs, ideas and other proprietary rights necessary to own and operate its properties and to carry on its business as such business is currently conducted by JV. JV has not infringed, misappropriated or violated in any material way any trademark, trade name, copyright, trade secret or other intellectual property rights or contractual relationships of others, and JV has not received any notice, claim or protest respecting any such infringements or violations.
JV has not given any indemnification to any Person for any such infringements, misappropriations or violations. There is no pending or threatened claim asserted in writing by JV against others for infringement or misappropriation of any patent, trademark, trade name, service mark or copyright owned by JV.

     (e) JV owns or licenses all computer software developed or currently used by it that is material to the conduct of its businesses and has the right to use such software without infringing upon the intellectual property rights (including trade secrets rights) of a third party.

     3.12 INSURANCE. Each insurance policy that is maintained by JV with respect to its business or properties or upon the life of any person employed by JV is set forth on Schedule 3.12 showing the amount of coverage under each such
                   -------------
policy and claims made to date under each such policy (other than group health and claims under life insurance policies). The listed policies are reasonably adequate to protect the insured business or properties against the insured risks, at current replacement values, subject to reasonable deductibles, and the risks insured against are normal for the industry. All such policies are assignable, except as set forth on Schedule 3.12.
                                   -------------

     3.13  OTHER MATERIAL CONTRACTS.

     (a) All contracts (other than the Investment Contracts subject to the representations and warranties set forth in Section 3.19) to which JV is a party
                                            -------------
or by which JV is bound and that are material to the business of JV are listed on Schedule 3.13, and all of such contracts are valid and effective in
   -------------
accordance with their respective terms. JV is not obligated under any contract or agreement that, based on the benefits provided in relation to the obligations incurred, would have a Material Adverse Effect.

     (b)  Except as listed on Schedule 3.13, JV is not a party to any loan
                              -------------
agreement or bank credit agreement.

     (c) JV is not in default under (nor does JV have Knowledge of any fact or event which, with the lapse of time or the giving of notice or both, would constitute a default under) any material contract made or obligation owed by it.

     (d) Except as set forth on Schedule 3.13(d), JV has not given a power of attorney to any person which is presently outstanding or in force for any purpose whatsoever.

     (e) Except for the Terminable Contracts for which the parties' consent will be requested pursuant to Article VII and for the Investment Contracts for
                              -----------
which the client's consent will be requested in accordance with Section 6.1, no
                                                                -----------
contract to which JV is a party requires consent to assignment.

     3.14  BANK ACCOUNTS AND MONEY MARKET FUNDS.  Set forth on Schedule 3.14 is
                                                               -------------
the name and location of each bank and money market fund in which JV has an account or accounts or safe deposit boxes, the name and number of each account or box, the names of persons authorized to draw thereon or having access thereto, and the balance of each account and the contents of each box as of the date indicated thereon.

     3.15  LITIGATION; NO PRACTICES IN VIOLATION OF LAW.

     (a)  Except as set forth on Schedule 3.15 and except for actions, suits,
                                 -------------
proceedings, investigations, orders or decrees applying generally to the industry, there are no legal, administrative or arbitration actions, suits, proceedings or investigations of any kind pending, or, to JV's Knowledge, overtly threatened in writing or, if probable of assertion, orally by any Person or before any court, commission, agency or other administrative authority by or against, or affecting, the businesses or properties of JV or JV's Assets or which would interfere with the marketing of services or products of JV or JVLP, and JV is not the subject of the order or decree of any court, commission, agency or other administrative authority.

     There are no actions, suits or proceedings pending or, to JV's Knowledge, threatened before any court, commission, agency or other administrative authority by or against JV or any Stockholder which, if adversely determined, would adversely affect the acquisition of assets contemplated hereby by NEIC, restrain or enjoin the consummation of the transactions contemplated by this Agreement or the Related Agreements or declare unlawful the transactions or events contemplated by this Agreement or the Related Agreements or cause such transactions to be rescinded. There are no judgments, injunctions, orders or other judicial or administrative mandates outstanding against or affecting JV or any Stockholder which would restrain or enjoin the consummation of the transactions contemplated by this Agreement.

     (b) Neither JV nor to JV's knowledge any Stockholder has engaged in or is now engaging in any act, conspiracy or course of conduct in violation of any applicable federal or state law governing business practices, nor has JV or to JV's knowledge any Stockholder received any notice, claim or protest that such person is now or has heretofore been so engaged.

     3.16 BROKERS AND FINDERS. Except for Putnam, Lovell & Thornton, Inc., JV has not employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted, directly or indirectly, for JV, in connection with this Agreement or the transactions contemplated hereby. Such fees as JV may owe to Putnam, Lovell & Thornton, Inc. shall be the sole obligation of JV.

     3.17  EMPLOYEE BENEFIT PLANS.

     (a)  Schedule 3.17 lists all material JV Employee Benefit Plans.  With
          -------------
respect to each JV Employee Benefit Plan, JV has delivered or made available to NEIC true and correct copies of (or where unwritten plans, written descriptions of) (i) any plans, related trust documents, insurance contracts and any amendments thereto; (ii) the most recent summary plan descriptions and the two most recently filed annual reports; (iii) the most recent actuarial valuation, summaries and reports; and (iv) the most recent determination letter received from the Internal Revenue Service and/or the most recent Form 5300, with attachments, requesting a determination letter. To the Knowledge of JV, no event has occurred for which, and there exists no condition or circumstances under which, JV or any JV Employee Benefit Plan could be subject to any material liability under Section 502(a) of ERISA or Section 4975 of the Code.

     (b)  Except as disclosed on Schedule 3.17, with respect to each JV Employee
                                 -------------
Benefit Plan, (i) JV is in compliance in all material respects with the terms of each JV Employee Benefit Plan and with the requirements prescribed by all applicable statutes, orders or governmental rules or regulations, including ERISA and the Code; (ii) each JV Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service with respect to such qualification within the applicable period for filing such letter; any related trust has been determined to be exempt from taxation under Section 501(a) of the Code; and, to the Knowledge of JV, nothing has occurred since the date of such letter that would adversely affect such qualification or exemption; and (iii) there are no material actions, examinations or proceedings (other than routine claims for benefits) pending or, to the Knowledge of JV, threatened, with respect to any such JV Employee Benefit Plan or against the assets of any such JV Employee Benefit Plan.

     (c)  Except as disclosed on Schedule 3.17, all material filings that are
                                 -------------
required to have been made with the Internal Revenue Service and the Department of Labor with respect to each JV Employee Benefit Plan have been timely filed and there exists no material liability with respect to such filings.

     (d) All material contributions, premiums and other payments required to be paid during the 1995 plan year for each JV Employee Benefit Plan have been paid, and all contributions, premiums and other payments required to be made on or prior to the Closing Date to any JV Employee Benefit Plan during or for the 1996 plan year have been made as of the Closing Date. For purposes of this Section
                                                                       -------
3.17, "contributions, premiums and other payments required to be made on or
- ----
prior to the Closing Date" shall include all employee contributions and all employer matching contributions required to be made with respect to such employee contributions made under any defined contribution JV Employee Benefit Plan during the 1996 plan year and on or prior to the Closing Date, and all premium payments under insured plans that are due and required to be paid as of the Closing Date and all other amounts payable under any self-funded JV Employee Benefit Plan that provides for group health, medical, life or disability benefits shall be the sole responsibility of JV.

     (e) JV has no liability (contingent or otherwise) under Title IV of ERISA.

     (f) No JV Employee Benefit Plan has ever been or currently is a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

     (g)  Except as disclosed on Schedule 3.17, there are no material unfunded
                                 -------------
obligations under any JV Employee Benefit Plan providing benefits after termination of employment with respect to any employee of JV other than continuation of health coverage as required by Section 4980B of the Code and
Part 6 of Subtitle B of Title I of ERISA, and JV has not made any other commitments to its employees or former employees or their beneficiaries under which it is or would be obligated to provide any benefit or payment which, as of the Closing Date, is not adequately funded through a trust or other funding arrangement.

     (h) JV has not taken any action with respect to any JV Employee Benefit Plan which would materially impair the funded status of such JV Employee Benefit Plan.

     3.18  FILINGS, ETC.

     (a) Since December 31, 1992, JV has had and JV now has all material permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state or local governmental or regulatory bodies, and self-regulatory bodies that are required (including by the rules of any self-regulatory body) in order to permit JV to carry on its business as presently conducted, and such permits, licenses, certificates of authority, registrations, orders and approvals are in full force and effect and are listed on Schedule 3.18. The conduct of its business by JV
                             -------------
has not, since December 31, 1992, and currently does not, violate or infringe any applicable federal, state or local law, statue, ordinance, license, rule or regulation including those of the self-regulatory bodies.

     (b)  Without limiting the foregoing and except as set forth on
Schedule 3.19(d)(i), JV and each of its officers and employees that is required to be registered as an investment adviser with the SEC, the securities commission or any other commission of any state or any self-regulatory body, is duly registered as such and such registration is in full force and effect.

     (c) There are no proceedings pending or, to JV's Knowledge, threatened, that are reasonably likely to result in the revocation, cancellation or suspension, or any adverse modification, of any material permit, license, certificate of authority, order or approval referred to in Section 3.18(a) and
                                                           ---------------
the execution and delivery of this Agreement and the consummation of any transactions contemplated hereby will not result in any such revocation, during the 1996 plan year and on or prior to the Closing Date, and all premium payments under insured plans that are due and required to be paid as of the Closing Date and all other amounts payable under any self-funded JV Employee Benefit Plan that provides for group health, medical, life or disability benefits shall be the sole responsibility of JV.

cancellation, suspension, or any adverse modification, of any permit, license, certificate of authority, order or approval referred to in Section 3.18(a) other
                                                           ---------------
than in connection with the various filings required hereby.

     (d) Except as listed in JV's Form ADV, JV and, to JV's Knowledge, none of JV's officers, directors, stockholders or employees, is a party or subject to any order, judgment or decree (other than exemptive orders and orders or decrees applying generally to the industry) relating to its business with or by any federal, state, local or foreign regulatory authority.

     3.19  INVESTMENT ADVISORY BUSINESS.

     (a)  FUNDS.  Each Fund is identified on Schedule 3.19(a).
                                             ----------------

     (b)  INVESTMENT CONTRACTS, FUNDS AND CLIENTS.

            (i) To JV's Knowledge, (x) each Investment Contract and any subsequent renewal thereof has been duly authorized, executed and delivered by each party thereto and, to the extent applicable, has been adopted in compliance with Section 15 of the Investment Company Act and is a valid and binding agreement of each such party, enforceable in accordance with its terms (subject to ERISA or to bankruptcy, insolvency, moratorium, fraudulent transfer and similar laws affecting creditors' rights generally and to general equity principles) and (y) in the case of Investment Contracts with Funds and Clients (as defined below), each of JV, the Funds and the Client party thereto is in compliance in all material respects with the terms of each Investment Contract to which it is a party, and no event has occurred or condition exists that constitutes or with notice or the passage of time would constitute a default thereunder. Except as set forth on Schedule 3.19 (b), none of the Investment Contracts, or any other
        -----------------
     arrangements or understandings relating to rendering of investment advisory or management services, including without limitation all subadvisory services or administration services to any Fund, Client or other person, contains any undertaking by JV to cap fees or to reimburse any or all fees thereunder, except as required by the applicable law of any jurisdiction in which the shares of any Fund party thereto are qualified for distribution. Each of JV and the Stockholders believes that JV has good client relations with each of the Funds and with each of the Clients. As of the date of this Agreement, and except for institutional Clients set forth in Schedule
                                                                  --------
     3.19(b)(i), none of the Funds, none of the broker-dealer sponsors of wrap-
     ----------
     fee programs in which JV participates, nor any of the Clients as to which investment advisory fees are currently being charged at an annual rate in excess of $25,000 has notified JV or the Stockholders that it intends to discontinue its relationship with JV.

            (ii) Each Fund has been and is being operated in compliance in all material respects with its respective objectives, policies and restrictions, including without limitation any limitation set forth in the applicable Prospectus (as defined in Section 3.19(e)(vi)) for a Fund or
                                          -------------------
     governing instruments for a Client.

            (iii) The accounts of each Client that is subject to ERISA have been managed by JV such that JV in the exercise of such management is in compliance in all material respects with the applicable requirements of

     ERISA, and consummation of the transactions contemplated hereby will not result in a violation of such ERISA requirements.

            (iv) Each Fund is eligible to elect to be treated as a "regulated investment company" under Subchapter M of Chapter 1 of Subtitle A of the Code, has so elected, has qualified for taxation as a regulated investment company in each of its taxable years and has complied with all applicable provisions of law necessary to preserve and retain such Fund's election and ability to be taxed as a regulated investment company. Neither JV nor any Fund has taken any action or failed to take any action in respect of the current fiscal year of a Fund that will or is likely to cause the Fund to fail to qualify for taxation as a regulated investment company for the current Fiscal Year. Each Fund has timely filed all federal, state, local and foreign income, excise and other Tax Returns and reports that such Fund is required to file, or requests for extensions have been timely filed, granted, and have not yet expired, and each such Tax Return or report correctly and accurately reflects the amount of its Tax liability, if any, and any other material information required to be set forth in such return. Each Fund has timely paid, or reserved for, Taxes that such Fund is or was required to pay and no Fund has been or is currently the subject of an audit examination nor has JV or any Stockholder been notified by any tax authority that any such audit examination is contemplated. No Fund has ever entered into a closing agreement with any state or federal tax authority. No Fund has executed an extension or waiver, that is currently in effect, of any statute of limitations in respect of the assessment or collection of any tax due or in respect of any adjustment to any Tax Return.

            (v)  Except as set forth on Schedule 3.19(b)(v), (i) neither JV nor
                                        -------------------
     any Fund is a party or subject to any plan adopted in accordance with Rule 12b-1 under the Investment Company Act and (ii) no Fund has offered shares subject to a contingent deferred sales charge.

     (c)  FUND FINANCIAL STATEMENTS.

            (i) The audited statements of assets and liabilities of each Fund as of June 30, 1995 and 1996, and the related financial statements for the years then ended, as prepared by Investment Company Administration Corp. and reported on by McGladrey & Pullen LLP, have been prepared in accordance with GAAP, which has been consistently applied, except as otherwise disclosed therein, and present fairly, in all material respects, the financial position and other financial results of each Fund at the dates, and for the periods, stated therein. Except as disclosed in its most recent statements of assets and liabilities and related financial statements and liabilities incurred in the ordinary course of business consistent with past practice, since the date of the most recent statements of assets and liabilities, each Fund has no other liabilities, whether accrued, contingent or determinable that are required to be reflected in such financial statements (including the notes thereto) pursuant to the requirements of GAAP.

            (ii)  JV has delivered to NEIC the report filed pursuant to
     Rule 30d-l under the Investment Company Act by each Fund with respect to such Fund's most recent fiscal year, and any reports filed pursuant to such Rule 30d-l by any such Fund with respect to any half year ended since the end of such most recent fiscal year (collectively, the "JV Fund Reports").
                                                             ---------------

            (iii) The financial statements contained in the JV Fund Reports have been prepared in accordance with GAAP applied on a consistent basis (unless otherwise noted in the notes thereto) and fairly present the financial position of the mutual funds to which they relate at the respective dates thereof and the results of their operations for the periods covered thereby. The statements of assets and liabilities contained in the JV Fund Reports reflect or provide for, to the extent required by GAAP, all claims against and all debts and liabilities of the mutual funds to which they relate, absolute, accrued, contingent or otherwise, as at the dates thereof.

     (d)  REGULATORY COMPLIANCE OF JV.

            (i) JV is and has been since 1991 duly registered as an investment adviser under the Investment Advisers Act. JV is registered as an investment adviser in the states referenced in item 7, Part I of its current Form ADV (such states constituting all jurisdictions where such registration is required in order to conduct its business except for such states in which the failure to register could not, individually or in the aggregate, have a Material Adverse Effect), and is in compliance with all federal and state laws requiring registration, licensing or qualification as an investment adviser. Each such federal and state registration is in full force and effect. JV has made available to NEIC a true and complete copy of its Form ADV, as amended to date, filed with the SEC; copies of all state registration forms, likewise as amended to date; and copies of all current reports required to be kept by JV pursuant to the Investment Advisers Act and rules promulgated thereunder, and required pursuant to applicable state statutes. The information contained in such forms and reports was true and complete at the time of filing in all material respects. JV has filed all amendments required to be filed to its Form ADV and state registration forms under federal and state law. Schedule
                                                               --------
     3.19(d)(i) identifies the examination and/or certification qualifications
     ----------
     of each of JV's adviser representatives.

            (ii) JV is not, nor immediately following the consummation of the transactions contemplated hereby, will it be, an "investment company," within the meaning of the Investment Company Act, which is required to be registered under that Act in order to engage in the transactions described in Section 7 of that Act. No program under which

     JV provides any investment services to any Client is or is deemed to be an "investment company" within the meaning of the Investment Company Act, which is required to be registered under the Investment Company Act. JV is not a "broker" or "dealer" within the meaning of the Exchange Act. Copies of all inspection reports or similar documents furnished to JV by the SEC or state regulatory authorities or any self-regulatory organization since December 31, 1992 are listed on Schedule 3.19(d)(ii) and have been provided
                                     --------------------
     to NEIC. To JV's Knowledge, there is not pending or underway any investigation of JV or any of its records by the SEC or any state regulatory authority or any self-regulatory organization, and since December 31, 1992 and except as listed on Schedule 3.19(d)(ii), JV has not
                                               --------------------
     been notified by the SEC or any state regulatory authority or any self-regulatory organization that any past inspection has revealed any material deficiency in JV's recordkeeping or compliance with the Investment Advisers Act, the Exchange Act, the Securities Act, the Investment Company Act or applicable state statutes. No such deficiency will have a Material Adverse Effect. JV is not required to disclose any information to clients under SEC Rule 206(4)-4 promulgated under the Investment Advisers Act. Except as listed on Schedule 3.19(d)(ii), JV's Assets do not constitute "plan assets"
               --------------------
     for purposes of ERISA.

            (iii) Except with respect to the Funds, JV does not act as investment adviser or sub-adviser to any investment company, as defined in the Investment Company Act, which is registered under such Act. JV has a written investment advisory agreement with each Fund pursuant to which JV serves as investment adviser to each Fund, and has delivered to NEIC true and complete copies of such agreements. Each of such agreements is in full force and effect, JV is not in default thereunder and, to JV's Knowledge, no Fund that is a party thereto is in default thereunder. The investment advisory agreement relating to each Fund will terminate upon the consummation of the transaction contemplated by this Agreement, and new agreements may only be entered into by JVLP in accordance with the procedures established by the Investment Company Act and the regulations promulgated thereunder.

            (iv) Except brokerage commissions on portfolio securities transactions for the Funds in compliance with procedures adopted under Rule 17e-1 of the Investment Company Act, neither JV nor any other "affiliated person" of JV, as such term is defined in the Investment Company Act, receives or is entitled to receive any compensation directly or indirectly
     (i) from any person in connection with the purchase or sale of securities or other property to, from or on behalf of any of the Funds, or (ii) from the Funds or its security holders for other than bona fide investment advisory services, or other services.

            (v)  Except as set forth on Schedule 3.19(d)(v)(A), during the
                                        ----------------------
     preceding 12 months JV has not received any material written investor complaints that have not been resolved.

(e)  REGULATORY COMPLIANCE OF THE FUNDS.

            (i) (A) each Fund required by law to be so registered is duly registered as an investment company under the Investment Company Act; (B) except as set forth on Schedule 3.19(e), the shares of each Fund are duly
                ----------------
and validly issued, fully paid and nonassessable and are qualified for sale, or an exemption therefrom is in full force and effect, in each state and territory of the United States and the District of Columbia to the extent required under applicable law; (C) all outstanding shares of each Fund that were required to be registered under the Securities Act have been sold pursuant to an effective registration statement filed thereunder; (D) to JV's Knowledge in the case of documents applicable to the Fund, no such registration statement contained, as of its effective date, any untrue statement of a material fact or omitted to state a material fact required to be stated therein in order to make the statements therein not misleading or is subject to any stop order or similar order restricting its use; and (E) each Fund has operated and is currently operating in compliance in all material respects with all laws, rules, regulations and orders applicable to it or its business, including but not limited to the Securities Act and the Investment Company Act, and consummation of the transactions contemplated hereby will not result in a violation of any such laws, rules, regulations or orders.

            (ii) Each Fund is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full power, right and authority to own its properties and to carry on its business as it is now conducted, and is qualified to do business in each jurisdiction where it is required to do so under applicable law.

            (iii) Each Fund has duly adopted procedures pursuant to Rule 17e-1 under the Investment Company Act, to the extent applicable; and each Fund has complied, since their respective dates of inception, and currently complies with the requirements of Section 17(e) of the Investment Company Act and Rule 17e-1 thereunder, to the extent applicable.

            (iv) JV has adopted a formal code of ethics and a written policy regarding insider trading. Such code and policy comply with Section 17(j) of the Investment Company Act, Rule 17j-1 thereunder and Section 204A of the Investment Advisers Act, respectively. The policies of JV with respect to avoiding conflicts of interest have been made available to NEIC. To JV's Knowledge, there have been no material violations or allegations of material violations of such policies that have occurred or been made.

            (v) Neither JV nor any Fund nor, to JV's Knowledge, any person currently "associated" (as defined under the Investment Advisers Act) with JV or any Fund, has for the period beginning not less than five years prior to the date hereof and ending on the date hereof been convicted of any crime or is or has been subject to any disqualification that would be a basis for denial, suspension or revocation of registration of an investment adviser under Section 203(e) of the Investment Advisers Act or Rule 206 (4)-4(b) thereunder or of a broker-dealer under Section 15 of the Exchange Act, or for disqualification as an investment adviser for any Investment Company pursuant to Section 9(a) of the Investment Company Act, and to JV's Knowledge there is no basis for, or proceeding or investigation that is reasonably likely to become the basis for, any such disqualification, denial, suspension or revocation.

            (vi) Each current "Prospectus" (which term, as used in this Agreement, shall include any related statement of additional information and any private placement memorandum), as amended or supplemented, relating to each Fund, and all current supplemental advertising and marketing material relating to each Fund complies with the Securities Act and the Investment Company Act, applicable state laws and, where applicable, the rules of the National Association of Securities Dealers (the "NASD") . None
                                                                   ----
     of such Prospectuses, amendments, supplements or supplemental advertising and marketing materials, as of their respective dates, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     3.20 DISCLOSURE. The representations and warranties made by JV and the Stockholders in this Agreement and the statements made in any of the Related Agreements, Exhibits or Schedules are not false or misleading nor do they contain any untrue statement of a material fact or omit to state a material fact necessary in order to make any such representation, warranty or statement, in the light of the circumstances under which it was made, not misleading. There is no fact or condition that is known to JV or the Stockholders that JV or such Stockholder reasonably believes might have a Material Adverse Effect and that has not been set forth in this Agreement or in an Exhibit or Schedule, except general economic and securities market conditions.

     3.21  INVESTMENT REPRESENTATIONS.

     (a) Each of JV and the Stockholders acknowledges that the LP Units to be received by JV or JV's Designee are not registered under the Securities Act and that such LP Units may not be sold or otherwise transferred in the absence of registration under the Securities Act or an exemption therefrom under such Act.

     (b) JV and, to the extent any LP Units are hereunder distributed to any one or more Stockholders upon dissolution of JV or otherwise, each of the Stockholders is acquiring the LP Units to be received by it for its own account for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same in violation of the Securities Act. Except as contemplated by this Agreement, or as may be provided in an agreement entered into between JV and the Stockholders with respect to ownership and dealing with LP Units by JV following the Closing, which agreement does not contain any present intention to distribute or sell such LP

Units in violation of the Securities Act, JV does not, and each Stockholder as to himself or herself only does not, have any present or contemplated agreement, undertaking, arrangement, obligation, or commitment providing for the disposition thereof.

     (c) Each of JV and the Stockholders acknowledges, understands and agrees that any LP Units received as a result of the transactions contemplated hereby are subject to the following restrictions on transferability in addition to those described in Section 3.21(a):
                   ---------------

          (i) LP Units may be sold or otherwise transferred only to Permitted Transferees.

          (ii) In the event of a Restructuring (as defined in NEIC's partnership agreement), LP Units that continue to be outstanding following the Restructuring will be subject to the limitations and restrictions on transferability that will be imposed by NEIC's partnership agreement as from time to time in effect or by the General Partner (as defined in NEIC's partnership agreement) from time to time on non-Public Partners (as defined in NEIC's partnership agreement), provided that NEIC will treat the holders of Purchase Price LP Units equitably in relation to such non-Public Partners and Persons treated as Non-Public Partners.

Each of JV and the Stockholders acknowledges that certificates representing the LP Units to be received by JV or JV's Designee at Closing will bear a legend reflecting the restrictions on transferability referenced in this Section
                                                                  -------
3.21(c).
- -------

     (d) Each of JV and the Stockholders has had the opportunity to make a detailed inquiry concerning JVLP and NEIC and their businesses and personnel. The officers of NEIC have made available to JV and the Stockholders any and all written information which they have requested and have answered to JV's and the Stockholders' satisfaction all inquiries made by JV or the Stockholders.


                                 ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF NEIC

     NEIC represents and warrants to JV that:

     4.1 ORGANIZATION AND LIMITED PARTNERSHIP AUTHORITY. NEIC is a limited partnership duly formed, validly existing and in good standing under the laws of the state of Delaware. NEIC has all requisite power and authority to enter into this Agreement and the Related Agreements to which it is a party and to perform its obligations hereunder and thereunder.

     4.2  CHARTER DOCUMENTS.   The copies of the respective certificates of
incorporation, bylaws, certificates of limited partnership and limited partnership agreements of NEIC, JVGP, and JVLP (collectively, the "NEIC Charter Documents") furnished or made available to JV by NEIC are true, correct and complete and conform to the originals thereof.

     4.3  JVGP AND JVLP ORGANIZATION AND AUTHORITY.

     (a) JVGP is a Delaware corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to carry on its business as such business is conducted on the Closing Date. On the Closing Date, JVGP will (i) possess all material licenses, franchises, permits and other rights necessary to conduct its business as such business is then conducted and (ii) be duly qualified to do business as a foreign corporation under the laws of the State of California and each other state wherein the nature of its business or the ownership or leasing of its properties requires it to be qualified to do business.

     (b) JVLP is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. JVLP has all requisite power and authority to enter into the Related Agreements to which it is a party and to perform its obligations thereunder. On the Closing Date, JVLP will (i) possess all material licenses, franchises, permits and other rights necessary to conduct its business as such business is conducted on the date hereof by JV; and
(ii) be duly qualified to do business as a foreign limited partnership under the laws of the State of California and each other state wherein the nature of its business or the ownership or leasing of its properties requires it to be qualified to do business.

     (c) (i) JVGP will be the sole general partner of JVLP; (ii) NEIC will own all of the limited partnership interests of JVLP, which interests shall be duly authorized, validly issued, and free and clear of all Liens; and (iii) there will be no other outstanding partnership interests in JVLP. Except as contemplated by this Agreement, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants obligating JVLP or JVGP to issue, deliver or sell additional securities or partnership interests or obligating JVLP or JVGP to grant, extend or enter into such Agreement or commitment.

     4.4 BINDING OBLIGATION. This Agreement has been duly authorized, executed and delivered by NEIC and, assuming this Agreement constitutes the valid and binding obligation of each other party hereto, constitutes, and the Related Agreements to which NEIC and JVLP will be a party when executed and delivered will be executed and delivered and will constitute, the legal, valid and binding obligation of NEIC and JVLP, enforceable against NEIC and JVLP in accordance with their respective terms except as the enforceability thereof may be limited by or subject to bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally and general principles of equity, regardless of whether applied in proceedings in equity or at law.

     4.5 NO DEFAULTS OR CONFLICTS. The execution and delivery by NEIC and JVLP of this Agreement or of any Related Agreement to which NEIC or JVLP may be a party and performance by each of NEIC and JVLP of its obligations hereunder and thereunder have been duly authorized by all necessary action on the part of NEIC and JVLP, and: (i) do not and, at the Closing Date, will not result in any violation of the NEIC Charter Documents; and (ii) does not, and, at the Closing Date, will not conflict with, or result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of NEIC (except for such conflicts, breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to adversely affect the consummation of the transactions contemplated hereby) under: (A) any indenture, mortgage or loan or any other agreement or instrument to which NEIC is a party or by which it may be bound or to which any of its properties may be subject; or (B) any existing applicable law, rule, regulation, judgment, order or decree of any governmental authority having jurisdiction over NEIC or any of its properties, subject to the effectiveness of the consents, approvals and notices on the part of NEIC and JVLP set forth in Article VII, the
                                                                -----------
Investment Company Act and the Investment Advisers Act.

     4.6  APPROVALS AND CONSENTS.  Except as contemplated by Article VII hereof,
                                                             -----------
no authorization or approval or other action by, and no notice to or filing with, any governmental authority or the Exchange will be required to be obtained or made by NEIC or JVLP in connection with the due execution and delivery by NEIC or JVLP of this Agreement or any Related Agreement to which NEIC or JVLP may be a party and the consummation by NEIC and JVLP of the transactions contemplated hereby and thereby.

     4.7 NO ACTIONS; SUITS OR PROCEEDINGS. Except as previously disclosed by NEIC to JV in writing, there is no pending action, suit or proceeding, nor to NEIC's Knowledge, has any litigation been overtly threatened in writing or, if probable of assertion, orally, against NEIC, JVGP or JVLP by any Person or before any governmental authority which questions the validity or legality of this Agreement or of the transactions contemplated hereby, or which seeks to prevent the consummation of the transactions contemplated hereby, or which could reasonably be expected to have a Material Adverse Effect on NEIC, JVGP or JVLP.

     4.8 NO BROKER. Except for Lazard Freres & Co. LLC no broker, finder or similar intermediary has acted for or on behalf of NEIC in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with NEIC or any action taken by NEIC. Such fees as NEIC may owe to Lazard Freres & Co. LLC shall be the sole obligation of NEIC.

     4.9 LP UNITS. Any LP Units issued by NEIC to JV hereunder, when issued by NEIC to JV, will be duly authorized and validly issued, free and clear of all Liens and fully paid.

     4.10 DISCLOSURE. The representations and warranties made by NEIC in this Agreement and the statements made in any Related Agreements, Exhibits or Schedules do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make any such representation, warranty or statement, in light of the circumstances under which it was made, not misleading.

     4.11 TAXES. Each of NEIC and JVLP is properly classified for federal and state income tax purposes as a partnership (and not as an association taxable as a corporation) and has never been treated as a corporation pursuant to Section 7704 of the Code. The transactions by which NEIC transfers the Assets of JV, either directly or indirectly, to JVLP pursuant to Section 1.1(c) hereof will be transactions described by either Code Section 351 or 721. Neither JVLP, JVGP nor any other direct or indirect subsidiary of NEIC will assume any liabilities in connection with such transfers other than those liabilities assumed by NEIC from JV on the Closing Date. All Assets contributed by JV to NEIC on the Closing Date will be transferred directly or indirectly to JVLP. Immediately after any transfer by NEIC or its affiliates of the Assets of JV to a corporation pursuant to the transactions contemplated by Section 1.1(c), the transferor shall be in "control" of the transferee corporation, as such term is defined under the Code. NEIC and its affiliates shall for all purposes treat such transactions consistently as transfers subject to either Section 351 or Section 721 of the Code, except as otherwise required by law.

     4.12 EXCHANGE ACT FILINGS. NEIC's Annual Report on Form 10-K for its fiscal year ended December 31, 1995 (and the information incorporated by reference therein) (the "Form 10-K") and NEIC's Quarterly Reports on Form 10-Q
                         ---------
for the fiscal quarters ended on March 31, 1996 and June 30, 1996 (collectively, the "Form 10-Q") each contained all information required to be contained therein
     ---------
and otherwise complied in all material respects with the Exchange Act and the rules and regulations thereunder. The Form 10-K and Form 10-Q did not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they were made.

     4.13 NEIC FINANCIAL STATEMENTS. NEIC has delivered to JV audited consolidated balance sheets of NEIC as of the close of its fiscal year ended December 31, 1995 and statements of income, changes in partners' capital and cash flows for the fiscal year then ended, accompanied by a report of independent auditors, and unaudited consolidated balance sheets, statements of income, changes in partners' capital and cash flows for the fiscal quarters ended March 31, 1996 and June 30, 1996, which financial statements (including any notes thereto) are collectively referred to as "NEIC Financial Statements"
                                                    -------------------------
and are attached hereto as Schedule 4.13.  The NEIC Financial Statements fairly
                           -------------
present the financial position and results of operations of NEIC on the dates and for the fiscal periods then ended, in accordance with GAAP which, except as may otherwise be noted in the footnotes thereto, have been applied on a basis consistent with prior periods. The NEIC Financial Statements reflect or provide for claims against and debts and liabilities of NEIC and its consolidated group, absolute, accrued, contingent or otherwise, as at the dates thereof in accordance with GAAP.

     4.14 NO ADVERSE CHANGE. Since December 31, 1995 (a) there has been no material adverse change in the business, financial condition, results of operations or prospects (in the case of prospects, not taking into account general economic and securities market conditions or general industry developments) of NEIC; (b) there have been no dividends or other distributions declared with respect to NEIC's partnership interests other than regular quarterly partnership distributions; (c) NEIC has not sold any partnership interests other than pursuant to (i) NEIC's Equity Incentive Plan or (ii) any partnership admission agreement pursuant to which NEIC has acquired a new business; and (d) the physical properties owned or leased by NEIC have not suffered any destruction or damage, regardless of whether or not the loss suffered was insured, that would materially adversely affect the business, financial condition or results of operations of NEIC.


                                 ARTICLE V

                    CONDUCT OF BUSINESS PRIOR TO THE CLOSING

     5.1 CONDUCT PRIOR TO CLOSING. JV hereby covenants and agrees with NEIC that prior to Closing, except as otherwise contemplated by this Agreement or consented to by NEIC, JV shall operate its business only in the usual, regular and ordinary course. JV shall meet all of its obligations as they become due, pay all valid accounts payable in due course in accordance with its practice heretofore, incur no additional long-term indebtedness and use its best efforts consistent with past practice to continue to solicit new clients and to offer investment advisory and related services (as applicable) in the ordinary course of business, to maintain its corporate records, to keep its accounts receivable current, to preserve its business organization and assets and maintain its rights, franchises and business and customer relations necessary to run the business as currently run by JV in all material respects, to keep available the services of its employees, and to preserve the goodwill of its clients, suppliers, and others with whom business relationships exist. Without in any way limiting the foregoing, except as provided in Schedule 5.1 or otherwise
                                                  ------------
contemplated by this Agreement, JV agrees that it will not, and the Stockholders agree to use best efforts not to cause or permit JV to, do any of the following prior to the Closing without the prior written consent of NEIC:

     (a)  issue or sell any interest, option, note or other securities;

     (b) incur any indebtedness for borrowed money except in the ordinary course of business consistent with past practice;

     (c) except in the ordinary course of business, mortgage, pledge or otherwise subject to any material Lien, any of its properties or assets, tangible or intangible;

     (d) pay any bonus to any officer, employee, sales representative, agent or consultant, or grant to any officer, director, employee, sales representative, agent or consultant any other increase in compensation in any form except in accordance with past practice and in the ordinary course of business, or hire any additional officers, employees or agents except in the ordinary course of business;

     (e) except to the extent that NEIC has otherwise expressly agreed in writing as of the date hereof, or as may be required by law, or as otherwise specifically provided herein, adopt, or amend in any material respect, any employment (including without limitation any amendment of the Employment Agreements (as defined in 7.2(b)), collective bargaining, bonus, profit-sharing,
                          ------
compensation, pension, health insurance, welfare, retirement, deferred compensation or other plan, agreement, trust, fund or arrangement for the benefit of officers, directors, stockholders, employees, sales representatives, agents or others except in the ordinary course of business;

     (f) amend its articles of incorporation or by-laws, except as required by law;

     (g) change in any material respect its accounting practices or principles, except as required by law or GAAP;

     (h) enter into any type of business materially different from that conducted by JV as of the date of this Agreement (including any business, whether conducted directly or indirectly through any pass-through entity, that would be properly represented by a SIC Code other than 6282) or enter into or participate in any joint venture or partnership;

     (i) acquire direct or indirect control over any corporation or other organization or make any acquisition of all or a substantial part of a business or operations;

     (j) pay or declare any dividend or distribution in cash or property in respect of any security or make any other payment to affiliates that would impair the Minimum Cash/Capital Requirement;

     (k) except for transfers to trusts for estate planning purposes, allow any capital stock of JV to be transferred other than transfers by operation of law; and

     (l)  agree or commit to do any of the foregoing.

     5.2 SCHEDULES. From the date hereof until the Closing Date, JV shall promptly notify NEIC in writing of any changes or additions to the schedules. In the event that the transactions contemplated by this Agreement and the Related Agreements are consummated following such changes or additions to the schedules, all warranties and representations contained in this Agreement and the Related Agreements shall relate to the schedules including such changes and additions. Nothing contained in this Section 5.2 shall be deemed in any way to
                                      -----------
constitute a waiver by NEIC of the conditions contained in Article VII.
                                                           -----------

                                 ARTICLE VI

                             ADDITIONAL AGREEMENTS

                                 6.1  CONSENTS AND APPROVALS.

          (a) Subject to the terms and conditions hereof, each of the parties agrees to cooperate with the other and use all reasonable efforts (except for those actions with respect to which this Agreement requires the use of best efforts) to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement as promptly as practicable.

          (b) To the extent that the rights of JV under any agreement (other than an Investment Contract), including any Terminable Contract, may not be assigned without the consent or approval of another Person party thereto, then, promptly following the execution and delivery of this Agreement, JV shall use commercially reasonable efforts to obtain the consent of such Person to the assignment by JV of such agreement on terms at least as favorable to JVLP as the terms of such agreement in effect on the date hereof. In addition and notwithstanding the foregoing, JV agrees to use commercially reasonable efforts to cause to be prepared and filed with the SEC proxy materials for meetings of the shareholders of the Funds and to use commercially reasonable efforts to cause proxy solicitations to be undertaken in order that such meetings be held prior to the Closing, at which the approval of the shareholders of the Funds will be sought for new investment advisory agreements with JVLP having terms substantially similar to and at least as favorable as the current investment advisory agreements with JV (the "New Fund Agreements") with respect to the
                                  -------------------
Funds to be effective on or as promptly as practicable after the Closing Date, and for such other matters as may be required by the Investment Company Act. JV shall deliver drafts of such proxy materials to NEIC a reasonable time prior to filing such documents with the SEC and prior to mailing such documents to shareholders of the Funds in order to afford NEIC an opportunity to review and comment on such documents. JV agrees to seek the approval of the New Fund Agreements by Fund's board of trustees acting in accordance with Section 15(c) of the Investment Company Act.

          (c) Promptly following the execution and delivery of this Agreement, JV shall use commercially reasonable efforts to obtain the consent of each Client to the assignment of its Investment Contract with JV, which commercially reasonable efforts shall include the establishment, subject to the approval of NEIC, which approval will not unreasonably be withheld or delayed, of appropriate procedures:

                  (i) to notify such Client of the transactions contemplated hereby;

                  (ii) to give such Client an opportunity, in accordance with the Investment Advisors Act, to terminate its Investment Contract; and

                  (iii) to obtain in writing each such Client's consent (each a "Client Consent") to the assignment of its Investment Contract on
           --------------
          terms at least as favorable to JVLP as the terms of such Investment Contract in effect on the date hereof; provided, however, that JV may
                                                 --------  -------
          obtain an implied Client consent from any Retail Client so long as the initial notification to such Retail Client and the related consent request have been sent by JV to such Retail Client no later than 45 days prior to the Closing Date, and provided further, that with respect to Retail Clients of wrap fee programs, JV will obtain the consent of the retail sponsor and will work with each sponsor, as mutually agreed between the sponsor and JV, to notify the Retail Clients of the assignment of the applicable Investment Contract and to obtain consent of such Retail Client, whether written or implied, in accordance with industry practice and applicable laws, in a manner reasonably satisfactory to NEIC.

          (d) JV and NEIC will file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), will use reasonable efforts to obtain any early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper, or advisable.

          6.2 SECTION 15(f). The parties each agree to use all reasonable efforts to assure compliance with the conditions of Section 15(f) of the Investment Company Act as it applies to the transactions contemplated by this Agreement. NEIC and JV jointly and severally agree as follows:

          (a) For a period of not less than three years after the Closing Date, NEIC and JV shall use all reasonable efforts to assure that no more than 25% of the members of the board of directors or trustees of any Fund shall be "interested persons" (as defined in the Investment Company Act) of JV or NEIC, or any entity that succeeds JV or NEIC as investment advisor to a Fund or any person that before or after the Closing Date was or is an affiliated person of any of the foregoing within the meaning of the Investment Company Act. Without limiting the generality of the foregoing, NEIC and JVLP will not take or recommend any action that would cause more than 25% of the number of any such board to be "interested persons."

          (b) NEIC and JV each represent and warrant that there is no express or implied understanding, arrangement or intention to impose an "unfair burden" within the meaning of Section 15(f) of the Investment Company Act on any of the Funds as a result of the transactions contemplated hereby, and that for a period of not less than two years after the Closing Date neither of them will take or recommend any act that would constitute an "unfair burden" on any Fund.

          6.3  COMPLIANCE WITH SECURITIES LAWS.

          (a) Prior to or on the Closing Date, JV shall prepare for JVLP, and NEIC shall cooperate fully with JVLP in preparing and filing with the SEC, Form ADV, and such Form ADV shall have become effective under the Investment Advisers Act. NEIC shall file with the Exchange all documents and other information required under its rules (or by any agreement between NEIC and the Exchange), and obtain any approvals required by such rules (or by any such agreement), in connection with the execution and delivery of this Agreement and the transactions contemplated by this Agreement.

          (b) In addition, JV shall file, and NEIC shall cooperate fully with JV in preparing and filing, all such other forms and amendments to forms and other documents required to be filed or delivered under applicable federal and state laws, and regulations promulgated thereunder, including without limitation the Investment Advisers Act, the Exchange Act, the Securities Act and applicable state laws relating to or regulating the activities of investment advisers, as a result of the consummation of the transaction contemplated by this Agreement.

          6.4 CURRENT INFORMATION. During the period from the date of this Agreement to the Closing, each party will cause one or more of their representatives to confer on a regular and frequent basis with representatives of the other party with respect to the status of its ongoing operations (and in the case of JV, the Funds). Each party will promptly notify the other party of any material change in the normal course of its business or of any complaints from a governmental or regulatory authority or a self-regulatory body, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of any litigation that comes to their attention which would, in any manner, challenge, prevent, alter or materially delay any of the transactions contemplated hereby and each party will keep the other party informed with respect to such events. JV and NEIC will notify each other of the status of regulatory applications and third party consents related to the transactions contemplated hereby. Each party shall give prompt notice to the other parties of: (i) any breach by such party of a representation and warranty contained herein and (ii) any inability by such party to fulfill a condition or agreement contained herein or in any Related Agreement.

          6.5  ACCESS; INFORMATION.

          (a) Prior to the Closing, JV and NEIC shall afford to the other and its representatives such access during normal business hours and without material business interruption to its books, records (including, without limitation, tax returns and appropriate work papers of independent auditors under normal professional courtesy), properties, and to such other information as such party may reasonably request.

          (b) All non-public records, books, contracts, instruments, computer data and other data and information (collectively, the "Information") concerning
                                                        -----------
the other parties or their affiliates furnished pursuant to this Agreement shall be subject to the confidentiality agreements between the parties previously entered into and Section 10.3. In the event of the termination of this
                 ------------
Agreement, each party shall and shall cause its affiliates to return or destroy all Information furnished to such party and its representatives hereunder and all analyses, compilations, data, studies, other documents prepared by such party or its representatives containing or based in whole or in part on any such Information.

          6.6 NON-SOLICITATION. JV and the Stockholders agree that neither JV nor any of its officers, employees, agents or representatives nor any Stockholder (including, without limitation, any investment banker, attorney or accountant retained by any of them) shall initiate, solicit, encourage or entertain, directly or indirectly, any inquiries or the making of any proposal or offer with respect to a merger, consolidation or similar transaction involving, or any purchase of any substantial portion of the assets or any substantial portion of the equity securities of JV or the assignment of any substantial portion of any investment advisory, subadvisory, administrative or distribution agreement by JV. JV and the Stockholders shall promptly send to NEIC copies of any written communications received from any Person with respect to any transaction or proposed transaction of the type referred to in the preceding sentence, and shall promptly notify NEIC of any oral or other unwritten communication of such nature received by any of them.

          6.7 QUALIFICATION OF THE FUNDS. Subject to applicable fiduciary duties to the Funds, JV will take no action (i) that would prevent any Fund from qualifying for taxation as a "regulated investment company" under subchapter M of the Code or cause any Fund to incur a material income or excise tax liability or otherwise suffer materially adverse tax consequences, or (ii) that would be inconsistent in any material respect with any Fund's Prospectus and other offering, advertising and marketing materials.

          6.8 PRESS RELEASES, ETC. None of JV, the Stockholders, NEIC, or any of their respective affiliates, without the consent of JV and NEIC, shall make any public announcement, issue any press release or make disclosure to any third party except to their respective counsel, investment bankers, accountants and other experts, concerning this Agreement or the transactions contemplated hereby, except as may be required by law after making reasonable efforts in the circumstances to consult in advance with the other parties. JV and NEIC will consult with each other as to the form, substance and timing of any press release or other disclosure to employees, clients, LP Unitholders and the public of the existence of this Agreement, matters related to this Agreement or any of the transactions contemplated hereby.

          6.9 POST-CLOSING OPERATIONS. From and after the Closing Date, NEIC agrees that JVGP and JVLP shall take or cause to be taken, or not take and not cause to be taken, as the case may be, the following actions:

          (a) Before January 1, 2003, NEIC shall not, without the prior written consent of the Inside Directors (as defined below), other than in the ordinary course of business, sell any Asset of JVLP held by JV immediately prior to Closing, transferred to NEIC pursuant to this Agreement and contributed by NEIC to JVLP unless such sale is effected as part of a sale of all or substantially all the Assets of NEIC or as part of the liquidation and dissolution of NEIC; provided, however, that if JV distributes or otherwise disposes of in one or
- --------  -------
more taxable transactions more than 90% of the Purchase Price LP Units prior to such date, this Section 6.9(a) shall no longer be applicable.

          (b) The current intention of the parties hereto, without prejudice to NEIC's rights under Delaware law as sole stockholder of JVGP, is that following the Closing the Board of Directors of JVGP will consist of not more than five members, three of whom will be then-current executives of JV nominated by management of JVGP (collectively, and as may be replaced from time to time by their successors, the "Inside Directors"), and two of whom will be
                       ----------------
representatives of NEIC nominated by NEIC.

          (c) Without the prior approval of NEIC, the Employment Agreements shall not be amended.

          (d) JVLP (i) shall utilize internal audit and compliance services provided by NEIC and (ii) if it decides in its discretion to use benefit plans sponsored by NEIC, it shall also utilize benefit plan administration services provided by NEIC with respect to such plans; provided, however, that in each
                                             --------  -------
instance JVLP shall reimburse NEIC for such services on a cost basis. Should JVLP, in its discretion, desire any other services of NEIC, such services shall be provided at a cost negotiated by JVLP and NEIC.

          (e) For a period of five years from Closing, NEIC shall not amend the JVLP Partnership Agreement in a manner that would affect the economics of such Agreement without the prior written consent of a majority of the Inside Directors.

          6.10  INSURANCE.

          (a) JV shall maintain in effect for a two year period following the Closing Date, at the expense of JVLP, JV's existing errors and omissions insurance to cover claims made with respect to actions or occurrences of JV at or prior to the Closing Date.

          (b) JVLP shall establish and maintain in effect, at its own expense, errors and omissions, property, fidelity, general liability and workers' compensation insurance and any other policies required to reasonably protect the business and properties from risks that are normal for the industry to cover claims made with respect to actions or occurrences on or following the Closing Date in accordance with NEIC guidelines.

          (c) NEIC may maintain, at its own expense, life insurance policies on such Persons (including Stockholders) who are employees of JVLP and in such amounts as NEIC determines from time to time, with NEIC being the beneficiary of such policies. JVLP and each of the Stockholders shall use reasonable efforts to assist NEIC, at NEIC's expense, in obtaining such insurance policies.

          6.11  UPDATED FINANCIAL STATEMENTS.

          (a) Prior to the Closing Date and as soon as possible following the completion of JV's last fiscal quarter ending prior to the Closing Date, JV will deliver to NEIC (i) a balance sheet as at the last day of such fiscal quarter together with the related financial statements for the period January 1, 1996 through such date and (ii) a balance sheet and related financial statements for the corresponding periods of the prior year, certified by the principal financial and accounting officer of JV, all as required to be included in NEIC's Form 8-K under the Exchange Act and all of which balance sheets and financial statements (including the notes thereto) are collectively called the "Interim
                                                                      -------
Financials."
- ----------

          (b) The Interim Financials shall be JV Financial Statements for purposes of Section 3.6 and shall comport with the requirements of the Exchange
            -----------
Act and Regulation S-X under the Exchange Act.

          6.12 ADDITIONAL TAXES. JV and the Stockholders agree that in the event that the business of JV becomes subject to any federal, state or local taxes to which it was not subject prior to the Closing, such taxes, whether borne by JVLP, NEIC, any subsidiary of NEIC, or any holder of NEIC LP Units (other than those taxes directly attributable to JVLP or NEIC becoming taxable as a corporation or arising by reason of a change in law), will be paid from Partnership Operating Revenues of JVLP (as defined in the Partnership Agreement).

          6.13 LIMITATION ON DISTRIBUTION OF PURCHASE PRICE LP UNITS TO STOCKHOLDERS. JV and the Stockholders agree that, without the prior written consent of NEIC, JV shall not, within one year of the Closing Date, take any action to dissolve JV or to make any pro rata or similar distribution of Purchase Price LP Units to the Stockholders.

                                  ARTICLE VII

                                  CONDITIONS

          7.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO CONSUMMATE. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver at or prior to the Closing of the following conditions:

                                 (a)  NO TERMINATION.  This Agreement shall not
have been terminated pursuant to Section 8.1.
                                 -----------

          (b) REGULATORY REQUIREMENTS. The transactions contemplated by this Agreement shall have been approved by any federal, state, foreign or local governmental or regulatory authority or self-regulatory body the approval of which is required to permit consummation thereof, without the imposition of any condition, requirement or commitment which is reasonably likely to have a Material Adverse Effect on JV or NEIC.

          (c) ABSENCE OF LITIGATION; NO ORDERS. No action or proceeding shall have been instituted or threatened on or before the Closing Date before any court or governmental body or authority pertaining to the transactions contemplated by this Agreement, the result of which could prevent or make illegal the consummation of such transactions or which could be materially adverse to the business, financial condition or results of operations of JV or NEIC. Neither NEIC nor JV shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which either enjoins or prohibits the consummation of any of the transactions contemplated by this Agreement or any Related Agreement.

          (d) REPRESENTATIONS AND WARRANTIES. The representations and warranties of each party set forth or referred to in this Agreement and in any schedule or Exhibit hereto shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made on and as of the Closing Date, except (i) for any such representations and warranties made as of a specified date, which shall be true and correct in all respects as of such date,
(ii) as expressly contemplated or permitted by this Agreement and (iii) for such breaches of representations and warranties (other than those containing a Material Adverse Effect qualifier) as would not, individually or in the aggregate, have a Material Adverse Effect.

          (e) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of the other party to be performed and complied with pursuant to this Agreement prior to the Closing Date shall have been duly performed and complied with by it in all material respects.

          (f) CERTIFICATES. Each of JV and NEIC shall have delivered to the other a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Sections 7.1(d) and (e) of this
                                               ---------------     ---
Agreement with respect to it have been satisfied.

          (g) INVESTMENT ADVISERS ACT REGISTRATION. Registration of JVLP as an investment adviser under the Investment Advisers Act of 1940 and under applicable state investment advisory statutes shall have been filed and become effective prior to or upon Closing.

          (h) PARTNERSHIP AGREEMENT. JVGP and NEIC shall have entered into the amended and restated agreement of limited partnership ("JVLP Partnership
                                                        ----------------
Agreement") in substantially the form attached hereto as Exhibit 7.1(h) to be
- ---------                                                --------------
effective as of the Closing Date.

          (i) ASSET CONTRIBUTION. The transactions contemplated by Section 1.1
                                                                   -----------
shall have been completed as therein specified, and JVGP shall have approved the execution, delivery and performance by JVLP of any obligations on its part set forth in this Agreement or any Related Agreement, as a result of which JVLP shall have full partnership power and authority to perform any obligations on its part under this Agreement or any Related Agreement to which it is a party and to consummate the transactions contemplated thereby, and no other partnership proceedings on the part of JVLP shall be necessary in connection therewith.

          (j) APPROVAL OF DOCUMENTATION. The form and substance of all opinions, certificates and other documents delivered hereunder shall be reasonably satisfactory in all respects to NEIC, JV and their respective counsel.

          (k) HSR ACT. All applicable waiting periods (any any extensions thereof) under the HSR Act shall have expired or otherwise been terminated.


          7.2 CONDITIONS PRECEDENT TO NEIC'S OBLIGATIONS. The obligation of NEIC to consummate the transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to the Closing of the following conditions:

          (a) DELIVERY OF ASSETS. JV shall have delivered to NEIC any contribution, assignment or other instruments relating to the contribution of Assets of JV as NEIC and its counsel reasonably request to effect the contribution and transfer of JV's Assets to JVLP.

          (b)  EMPLOYMENT AGREEMENTS.  Each of the stockholders listed in
Schedule 7.2(b) shall have entered into an employment agreement with JVLP in substantially the form of Exhibit 7.2(b)(i) or 7.2(b)(ii) as indicated on such
                          -----------------    ----------
schedule. All such employment agreements (collectively, the "Employment
                                                             ----------
Agreements") shall have been entered into on or prior to the date hereof and
- ----------
delivered to JVLP on the date hereof, with copies as so executed delivered to NEIC.

          (c) OPINION OF COUNSEL. NEIC shall have received from Andrews & Kurth L.L.P., counsel to JV, an opinion dated as of the Closing Date covering such matters as shall be reasonably requested by NEIC.

          (d)  CONSENTS AND APPROVALS.

                  (i) JV shall have complied with the consent procedures referred to in Section 6.1;

                  (ii) JV shall have obtained written consents to assignment of all of the material Terminable Contracts, except that consents to assignment shall not be required for those Terminable Contracts designated on Schedule 7.2(d)(ii);

                  (iii) JV shall have complied with the consent procedures referred to in Section 6.1 such that the Closing
                                        -----------
                         Revenue Percentage, calculated including Investment Contracts where implied consent is achieved in accordance with Section 6.1, is greater than or equal to 90%; and

                  (iv) in accordance with Section 15 of the Investment Company Act, the board of trustees of each Fund, including a majority of trustees who are not parties to the Investment Contracts of such Fund or "interested persons" (as such term is defined in the Investment Company Act) of any such party, and holders of a majority of the outstanding voting securities (as such term is defined in the Investment Company Act) of such Fund, shall have approved the New Fund Agreement of such Fund with JVLP acting as investment adviser of such Fund.

          (e) SECRETARY'S CERTIFICATE. JV shall have delivered a certificate, dated as of the Closing Date and signed by its secretary certifying that since the delivery of the charter documents of JV and the minutes of meetings of its the board of directors and shareholders (or consents in lieu thereof) pursuant to Section 3.2 hereof, there have been no amendments or other modifications
   -----------
thereof except for minutes of meetings of the board of directors or shareholders held after the date hereof and on or before the Closing Date, true, correct and complete copies of which shall have been furnished to NEIC, and that the officers of JV are those persons named in the certificate.

          (f) NAME CHANGE. JV shall have provided its consent addressed to the Secretary of State of the State of Delaware to JVLP's use of the name "Jurika & Voyles, L.P."; and JVLP shall be named "Jurika & Voyles, L.P." Following the Closing, JV will change its name to delete "Jurika" and "Voyles" from its name.

          7.3 CONDITIONS PRECEDENT TO JV'S OBLIGATIONS. The obligation of JV to consummate the transactions contemplated hereby shall be subject to fulfillment at or prior to the Closing of the following conditions:

          (a) DELIVERY OF PURCHASE PRICE. NEIC shall have delivered (i) to JV or JV's Designee, as JV shall direct, certificates representing the Purchase Price LP Units, (ii) to JV, the Cash Consideration, such amount to be paid in such manner as JV may request pursuant to Section 2.1(c).
                                          --------------

          (b) BONUS COMPENSATION PLAN. JVLP shall have adopted a plan (the "Bonus Compensation Plan") substantially in the form of Exhibit 7.3(b).
- ------------------------

          (c) OPINION OF COUNSEL. JV and the Stockholders shall have received from Ropes & Gray, counsel to NEIC, an opinion dated as of the Closing Date covering such matters as shall be reasonably requested by JV.

          (d) NEIC CERTIFICATE. NEIC shall have delivered a certificate, dated as of the Closing Date and signed by the secretary of NEIC's general partner, certifying that since the date hereof, there have been no amendments or other modifications to NEIC's agreement of limited partnership, and that the officers of NEIC are those persons named in the certificate.

          (e) REGISTRATION RIGHTS AGREEMENT. NEIC, JV and the Stockholders shall have entered into a Registration Rights Agreement in substantially the form of Exhibit 7.3(e).
        --------------

          (f) NEIC PARTNERSHIP AGREEMENT. Between the date hereof and the Closing Date, NEIC shall not have amended or have proposed to amend its Partnership Agreement in a manner which would alter or affect in any manner the rights and preferences of the Purchase Price LP Units.

          (g) LISTING OF LP UNITS. NEIC shall have filed with the Exchange an application for listing of all LP Units to be issued and outstanding under the Agreement immediately following the Closing, which application shall provide for effectiveness upon notice of issuance of such LP Units.


                                 ARTICLE VIII

                                  TERMINATION

          8.1 TERMINATION. This Agreement may, by written notice, be terminated at any time prior to the Closing:

          (a) by the mutual written consent of JV and NEIC; or

          (b) by either JV or NEIC, at any time after February 15, 1997 if the Closing shall not theretofore have occurred or at any time after a Party shall acknowledge its inability to satisfy a condition to Closing for the benefit of the other Party, which the other Party, within ten (10) days after notice of such inability, fails to acknowledge by notice its election to waive such condition; or

          (c) by either JV or NEIC, if any permanent injunction or action by any court or other governmental agency or body of competent jurisdiction enjoining, denying approval of, or otherwise prohibiting the consummation of the transactions contemplated hereby shall have become final and nonappealable; or

          (d) by either JV or NEIC in the event of the breach by the other party of representations, warranties or agreements contained herein that would have a Material Adverse Effect on the party committing such breach, and which cannot be or has not been cured within 30 days after written notice to the party committing such breach. Notwithstanding the foregoing, a party in material breach of any provision of this Agreement may not terminate this Agreement pursuant to this Section 8.1(d).
                 --------------

          8.2 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby pursuant to this Article VIII, except as otherwise specifically provided
                        ------------
herein, no party hereto (or any of its partners, shareholders, directors, officers, employees, agents, consultants or representatives) shall have any liability or further obligation to any other party to this Agreement, except for any obligations to reimburse costs and expenses as set forth in Section 11.5 and
                                                                ------------
except that nothing herein will relieve any party from liability for any willful breach of this Agreement.

                                 ARTICLE IX

                                INDEMNIFICATION

          9.1 INDEMNIFICATION BY JV AND THE STOCKHOLDERS. From and after the Closing Date, each of JV and, collectively, the Stockholders, with the liability of each Stockholder to be several and not joint, and in proportion to each Stockholder's ownership of capital stock of JV on the Closing Date (as such percentages are shown on Schedule 9.1) will indemnify and hold harmless NEIC and its directors, partners, officers and controlling persons within the meaning of the Exchange Act (the "NEIC Indemnified Parties") against any and all expenses,
                       ------------------------
losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the NEIC Indemnified Parties in connection with, arising out of or resulting from any claim, action, suit or proceeding in which any one or more of the NEIC Indemnified Parties may be involved or with which any one or more of the NEIC Indemnified Parties may be threatened by, arising from or relating to (i) the Excluded Liabilities or (ii) any breach of any representation or warranty made by JV or any of the Stockholders hereunder or under any Exhibit, Schedule or Related Agreement or certificate furnished pursuant hereto, including without limitation any amounts paid by any one or more of the NEIC Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding, made with the consent of JV, which consent shall not be unreasonably withheld. The NEIC Indemnified Parties will notify JV in writing promptly of any claims arising hereunder and in any event within ten days after the receipt by any one or more of the NEIC Indemnified Parties of any notice of legal process of any suit brought against or claim made against such NEIC Indemnified Party as to any matters covered by this Section 9.1. JV shall be entitled to
                                        -----------
participate at its own expense in the defense of any claim, action, suit or proceeding covered by this paragraph, or, if it so elects, to assume at its expense by counsel reasonably satisfactory to the NEIC Indemnified Parties the defense of any such claim, action, suit or proceeding, and if JV elects to assume such defense, the NEIC Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their expense. Each of JV's and any of the Stockholder's obligation under this paragraph to indemnify and hold harmless the NEIC Indemnified Parties shall constitute a guarantee of payment so that they will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by it under this paragraph without the necessity of the NEIC Indemnified Parties' first paying the same.

          9.2 INDEMNIFICATION BY NEIC. From and after the Closing Date, NEIC will indemnify and hold harmless the Stockholders, JV, its directors, partners, officers and controlling persons within the meaning of the Exchange Act (for purposes of this paragraph, the "JV Indemnified Parties") against any and all
                                 ----------------------
expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the JV Indemnified Parties in connection with, arising out of or resulting from any claim, action, suit or proceeding in which any one or more of the JV Indemnified Parties may be involved or with which any one or more of the JV Indemnified Parties may be threatened by, arising from or relating to any breach of any representation or warranty made by NEIC hereunder or under any Exhibit, Schedule or Related Agreement or certificate furnished pursuant hereto, including without limitation any amounts paid by any one or more of the JV Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding, made with the consent of NEIC, which consent shall not be unreasonably withheld. The JV Indemnified Parties will notify NEIC in writing promptly of any claims arising hereunder and in any event within ten days after the receipt by any one or more of the JV Indemnified Parties of any notice of legal process of any suit brought against or claim made against such JV Indemnified Party as to any matters covered by this Section 9.2. NEIC shall be entitled to participate at its own
                -----------
expense in the defense of any such claim, action, suit or proceeding, or, if it so elects, to assume at its own expense by counsel reasonably satisfactory to the JV Indemnified Parties the defense of any such claim, action, suit or proceeding and if NEIC elects to assume such defense, the JV Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their expense. NEIC's obligation under this paragraph to indemnify and hold harmless the JV Indemnified Parties shall constitute a guarantee of payment so that they will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by it under this paragraph without the necessity of the JV Indemnified Parties' first paying the same.

          9.3  CERTAIN LIMITATIONS ON INDEMNIFICATION.

          (a) Neither JV and the Stockholders, on the one hand, nor NEIC, on the other hand, shall be liable for indemnification obligations under this
Article IX in respect of any breach of representation or warranty until the aggregate cumulative amount of such obligations of such parties hereunder exceeds $750,000, whereupon such parties shall be liable only for the amount of such obligations in excess of $500,000.

          (b) Neither the liability of JV and the Stockholders for indemnification obligations (other than obligations in respect of Excluded Liabilities which shall have no limit) under Section 9.1 nor the liability of NEIC for indemnification obligations under Section 9.2 shall exceed $43 million.

          (c) The limitations set forth in this Section 9.3 shall have no application with respect to the covenants and agreements of each party set forth in this Agreement or any Related Agreement, and each party shall be responsible for the performance of all covenants and agreements on the part of such party in accordance with the terms thereof.

          9.4  TERMINATION RIGHTS.

          (a) No claim may be made under the provisions of Sections 9.1 or 9.2 (except for Reserved Claims or claims in respect of the Excluded Liabilities) after two years after the Closing Date.

          (b)  "Reserved Claims" means any claims as to which any NEIC
                ---------------
Indemnified Party has given JV notice or any JV Indemnified Party has given NEIC notice on or prior to the date that is two years after the Closing Date.

          (c) The right of indemnification provided in this Article IX shall be the sole and exclusive remedy of any JV Indemnified Party or any NEIC Indemnified Party with respect to the inaccuracy of any representation or breach of any warranty made by JV or any Stockholder, or by NEIC.


                                 ARTICLE X

                             POST-CLOSING COVENANTS

          10.1 FILING OF FORM ADV-W. Unless theretofore filed, within 30 days after the Closing Date, JV shall file Form ADV-W with the SEC.

          10.2  EMPLOYEE BENEFITS AND OTHER MATTERS.

          (a) JVLP shall offer continued employment on and after the Closing Date to all common law employees of JV who were such immediately prior to the Closing Date (the "Continued Employees"). Notwithstanding anything in this
                   -------------------
subsection (a) to the contrary, any such offer of continued employment shall not be construed to limit the ability of JVLP to terminate Continued Employees at any time for cause or for valid business purposes.

          (b) Where feasible prior to, and in all events as soon as practicable following, the Closing Date, NEIC, JVGP and JVLP shall take such steps as are necessary or appropriate to cause NEIC and JVLP to assume and continue from and after the Closing Date, for the benefit of the Continued Employees, each of the JV Employee Benefit Plans. Where necessary or appropriate to accomplish the foregoing and after consultation and agreement with JV and with the cooperation of JV, NEIC and JVLP shall either (i) establish new plans or programs, in all events providing that the benefits afforded to the Continuing Employees shall be comparable to those previously offered by JV, including, without limitation, providing for (1) the crediting of JV service under such new plans or programs (other than the accrual of benefits under a plan subject to Title IV of ERISA) and (2) the waiver of any limitations or restrictions on pre-existing conditions under any such group health plan, (ii) assume one or more existing Employee Benefit Plans (or where any such JV Employee Benefit Plan is sponsored by any person or entity other than JV, take such steps as are necessary or appropriate to join in such plan), and/or (iii) modify existing plans or programs to incorporate terms and conditions similar to the terms and conditions of the JV Employee Benefit Plans. NEIC shall make available to JVLP any Employee Benefit Plans that it sponsors and that it makes available to its affiliates. Nothing in this Agreement shall be deemed to preclude or restrict the modification or termination of any of the Employee Benefit Plans in accordance with its terms, whether before or after the Closing.

          10.3  CONFIDENTIALITY AND NONCOMPETITION.

          (a)  CONFIDENTIAL INFORMATION.

                (i) JV acknowledges that JV continually developed Confidential Information and JV and the Stockholders may have learned or may learn Confidential Information. JV will comply with the policies and procedures of NEIC and its subsidiaries and affiliates for protecting Confidential Information and shall never disclose to any Person (except as required by applicable law or to NEIC and its subsidiaries and affiliates), or use for its own benefit or gain, any Confidential Information without the prior written consent of a specifically authorized representative of NEIC. JV understands that this restriction shall continue to apply after the Closing.

                (ii) JV shall protect the integrity of Confidential Information and shall keep confidential all documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of JV, NEIC or their subsidiaries and affiliates and any copies, in whole or in part, thereof (the "Documents") containing
                                                     ---------
          Confidential Information. All Documents, whether or not containing Confidential Information and whether or not prepared by JV, shall be the sole and exclusive property of NEIC and its subsidiaries and affiliates. JV shall safeguard all Documents, and all Confidential Information they contain, and shall surrender to NEIC at Closing all Documents then in its possession or control.

                (iii) "Confidential Information" means any and all information
                       ------------------------
          of each of NEIC and the subsidiaries and affiliates of each of them that is not generally known by others with whom they did or do compete or do business, or with whom they plan to compete or do business and any and all information, publicly known in whole or in part or not, that, if disclosed would assist in competition against NEIC or its subsidiaries and affiliates. Confidential Information includes without limitation such information relating to (i) the development, research, testing, marketing and financial activities of NEIC and its subsidiaries and affiliates, (ii) the Products and Services, (iii) the financial performance and strategic plans of NEIC and its subsidiaries and affiliates, (iv) the identity and special needs of the clients of NEIC and its subsidiaries and affiliates and (v) the people and organizations with whom NEIC and its subsidiaries and affiliates have business relationships and those relationships. Confidential Information also includes comparable information that NEIC or any of its subsidiaries and affiliates receive, or have received, belonging to clients or others who do business with NEIC or any of its subsidiaries and affiliates or any other information that is, or has been, received by NEIC or any of its subsidiaries and affiliates with any understanding, express or implied, that it will not be disclosed.

                (iv)  "Products and Services" mean all products and services
                       ---------------------
          offered, planned, researched, developed, tested, sold, licensed, marketed or otherwise provided by JV or NEIC or any of their subsidiaries and affiliates.

          (b) RESTRICTED ACTIVITIES. JV agrees that some restrictions on JV's activities from and after the Closing are necessary to protect the goodwill, Confidential Information and other legitimate interests of NEIC and its subsidiaries and affiliates. As such, until the earlier of fifteen (15) years after the effective date hereof or the time at which JV is dissolved (the "Non-Competition Period"), JV shall not: (i) directly or indirectly, whether as
 ----------------------
owner, partner, principal, investor, consultant, agent, employee, co-venturer or otherwise, engage in the investment advisory business or otherwise compete with NEIC or any of its subsidiaries or affiliates within the United States or undertake any planning for any business competitive with NEIC or any of its subsidiaries or affiliates; (ii) hire or attempt to hire any employee of NEIC or any of its subsidiaries and affiliates, assist in such hiring by any Person or encourage any such employee to terminate his or her relationship with NEIC or any of its subsidiaries and affiliates; or (iii) solicit or encourage any clients or others who do business with NEIC or any of its subsidiaries and affiliates to terminate or diminish its relationship with any of them or to violate any agreement with any of them, or to conduct with any Person any business or activity that such client or other person conducts or could conduct with NEIC or any of its subsidiaries and affiliates.

          (c) ENFORCEMENT OF COVENANTS. The parties intend that the noncompetition provisions contained in this Section 10.3 shall be deemed to be a
                                            ------------
series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective. JV acknowledges that it has carefully read and considered all the terms and conditions of this Section 10.3, including
                                                         ------------
the restraints imposed upon it pursuant to Sections 10.3(a) and (b).  JV agrees
                                           ----------------     ---
that said restraints are necessary for the reasonable and proper protection of JVLP and NEIC and its subsidiaries and affiliates and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area, in view of the receipt of the Purchase Price received pursuant to this Agreement, the geographic scope and nature of the business in which JV is and JVLP and NEIC will be engaged, JV's Knowledge of JVLP and NEIC's business, and JV's relationships with JVLP and NEIC's investment advisory clients. JV further acknowledges that, were it to breach any of the covenants contained in Sections 10.3(a) and (b), the damage to NEIC would be irreparable.
             ----------------     ---
JV therefore agrees that NEIC, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by JV of any of said covenants, without having to post bond. The parties further agree that, in the event that any provision of
Section 10.3(a) or (b) shall be determined by any court of competent
- ---------------    ---
jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

          (d)  LIMITATIONS.  The covenants and restrictions set forth in this
Section 10.3 shall not be applicable to any Stockholder, as to whom any such
- ------------
covenants or limitations shall be solely as set forth in the Employment Agreement between such Stockholder and JVLP.

          10.4 RESTRUCTURING. In the event of a Restructuring (as defined in NEIC's partnership agreement), NEIC agrees that JV, or any Permitted Transferee of all of the Purchase Price LP Units including the Stockholders as a group, shall be given the option, to be exercised prior to the Restructuring, to be treated as either a non-Public Partner or a Public Partner (as defined in NEIC's partnership agreement) effective as of the Restructuring.

                                  ARTICLE XI

                              GENERAL PROVISIONS

          11.1 SURVIVAL. If the Closing occurs, the representations and warranties contained in this Agreement shall survive the Closing until two years after the Closing Date (except for Reserved Claims and Excluded Liabilities).
If this Agreement is terminated prior to the Closing Date, the agreements of the parties in Sections 8.2 and 11.5 shall survive.
           ------------     ----

          11.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly received (i) on the date given if delivered personally or by cable, telegram, telex or telecopy or (ii) on the date received if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to NEIC:  New England Investment Companies, Inc.
                                        399 Boylston Street
                                        Boston, Massachusetts  02117
                                        (617) 578-3500
                                        Fax: (617) 247-1447
                                        Attention:  Edward N. Wadsworth, General
                                         Counsel

                           Copies to:   Ropes & Gray
                                        One International Place
                                        Boston, Massachusetts  02110
                                        (617) 951-7000
                                        Fax: (617) 951-7050
                                        Attention:  Don S. DeAmicis
                       and

          (b)  if to JV or Stockholders:   Jurika & Voyles, Inc.
                                             1999 Harrison Street, Suite 700
                                             Oakland, CA  94612
                                             (510) 446-1991
                                             Fax:  (510) 874-4101
                                             Attention:  Karl Mills (for JV)

                              Copies to:   Andrews & Kurth LLP
                                             [NAME OF STOCKHOLDER]
                                             [FOR STOCKHOLDER]
                                             4200 Texas Commerce Tower
                                             Houston, Texas  77002
                                             (713) 220-4200
                                             Fax:  (713) 220-4285
                                             Attention:  John T. Cabaniss

          11.3 COUNTERPARTS. This Agreement may be executed in counterparts (including executed counterparts delivered and exchanged by facsimile transmission) each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

          11.4 GOVERNING LAW. THE VALIDITY, INTERPRETATION AND EFFECT OF THIS AGREEMENT SHALL BE GOVERNED EXCLUSIVELY BY THE LAWS OF THE STATE OF DELAWARE, EXCLUDING THE "CONFLICT OF LAWS" RULES OF THAT STATE.

          11.5  EXPENSES.

          (a) Each party hereto will bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

          (b) If this Agreement is terminated by reason of the willful failure of a party to fulfill a condition to the performance of the other party's obligations or to perform a covenant of this Agreement or by reason of a willful breach by any party to this Agreement, such party shall be fully liable for any and all costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) in connection with this Agreement and the transactions contemplated hereby incurred by the other party or parties.

          11.6 WAIVER; AMENDMENT. Any provision of this Agreement may be (i) amended or modified at any time (including the structure of the transactions contemplated hereby, or any part thereof), by an agreement in writing among the parties hereto and executed in the same manner as this Agreement or (ii) waived by the party benefitted by the provision.

          11.7 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES; ETC. All exhibits and schedules hereto shall be deemed to be incorporated into and made part of this Agreement. This Agreement, together with the Related Agreements and the exhibits and schedules hereto and thereto, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of the Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns. Except for
Article X and except as otherwise explicitly stated herein, nothing in this
- ---------
Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          11.8 ASSIGNMENT. This Agreement may not be assigned by any party hereto without the written consent of the other parties and any purported assignment in violation hereof shall be null and void.

          11.9 INTERPRETATION. Unless otherwise expressly provided or unless the context requires otherwise, (a) all references in this Agreement to Articles, Sections, Schedules and Exhibits shall mean and refer to Articles, Sections, Schedules and Exhibits of this Agreement, (b) all references to statutes and related regulations shall include all amendments of the same and any successor or replacement statutes and regulations, (c) words of any gender shall be deemed to include each other gender, (d) words used using the singular or plural number also shall include the plural and singular number, respectively, (e) references to "hereof," "herein," "hereby" and similar terms shall refer to this entire Agreement (including the Schedules and Exhibits hereto), (f) the word "including" shall be construed as "including without limitation" and (g) references to any Person shall be deemed to mean and include the successors and permitted assigns of such Person (or in the case of a governmental authority, Persons succeeding to the relevant functions of such Person).

          11.10 FURTHER ASSURANCES. The parties hereto agree to execute and deliver any and all papers and documents which may be reasonably necessary to carry out the terms of this Agreement.

          11.11 CONSISTENT ACCOUNTING. The parties to this Agreement shall consult with each other for the purpose of arriving at consistent accounting, tax and reporting treatment, whether public or private, of the transactions contemplated hereby.

          11.12 SEVERABILITY. The provisions of this Agreement are severable and the invalidity of any provision shall not affect the validity of any other provision.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.

                                 JURIKA & VOYLES, INC.


                                 By:
                                    --------------------------------
                                    Title: President


                                 STOCKHOLDERS


                                 -----------------------------------
                                 William Jurika


                                 -----------------------------------
                                 Glenn Voyles


                                 -----------------------------------
                                 James Christensen


                                 -----------------------------------
                                 Candace Tom


                                 -----------------------------------
                                 Karl Olaf Mills


                                 -----------------------------------
                                 Cheryl Noriye


                                 -----------------------------------
                                 Chris Bittman


                                 -----------------------------------
                                 Steve Cullen

                                 -----------------------------------
                                 Hugh Burton


                                 -----------------------------------
                                 Greg Welch


                                 -----------------------------------
                                 Phil Cox


                                 -----------------------------------
                                 Paul Meeks


                                 -----------------------------------
                                 Sandra Ribble



                                 NEW ENGLAND INVESTMENT COMPANIES, L.P.

                                 By:  NEW ENGLAND INVESTMENT COMPANIES,
                                       INC., its general partner


                                      By:
                                         -----------------------------------
                                         Title: